As filed with the Securities and Exchange Commission on April 12, 2024

Registration No. 333-277161

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

________________________

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

VERSUS SYSTEMS INC.
(Exact Name of Registrant as specified in its Charter)

________________________

British Columbia	7374	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1558 West Hastings Street
Vancouver BC V6G 3J4 Canada
(604) 639-4457
(Address and telephone number of principal executive offices)

________________________

Matthew Pierce
Versus Systems Inc.
1370 N St Andrews Pl
Los Angeles, CA 90028
(310) 242-0228
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copies of communications to:

M. Ali Panjwani, Esq.
Eric M. Hellige, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York 10036-6569
Telephone: (212) 421-4100

___________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the requisite votes are obtained pursuant to the solicitation by Versus Systems Inc. referred to in this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐ Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROXY STATEMENT/PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 12, 2024.

VERSUS SYSTEMS INC.
1558 West Hastings Street
Vancouver BC V6G 3J4 Canada

TO THE SHAREHOLDERS OF VERSUS SYSTEMS INC.:

We have called a special meeting (the “Meeting”) of our shareholders (the “Shareholders”) to be held at 1558 West Hastings Street Vancouver BC V6G 3J4 Canada, on May 30, 2024 at 10:30 a.m. (Vancouver time). At the Meeting, our Shareholders of record on the record date, determined by our board of directors to be the close of business on April 25, 2024, will be asked:

(1)    To consider, and, if thought fit, to pass, with or without variation, a special resolution (the “Continuance Resolution”) set out in the accompanying proxy statement/prospectus, authorizing and approving the Continuance of Versus Systems Inc. from the Province of British Columbia in accordance with the Business Corporations Act (British Columbia) into the State of Delaware in accordance with the Delaware General Corporation Law (the “Continuance”), as more fully described in the accompanying proxy statement/prospectus; and

(2)    To transact any other business that may properly be brought before the Meeting or any adjournment or postponement thereof.

Registered Shareholders of the Company have the right to dissent with respect to the Continuance Resolution (the “Dissent Rights”). Those registered Shareholders who validly exercise their Dissent Rights will be entitled to be paid fair value of their shares. In order to validly exercise the Dissent Rights, registered Shareholders must strictly comply with the dissent procedures as set out in Sections 237 to 247 of the Business Corporations Act (British Columbia), a copy of which is attached to the accompanying proxy statement/prospectus as Appendix E and as more particularly described in the proxy statement/prospectus.

Further information about the Continuance and the Meeting is contained in the accompanying proxy statement/prospectus. We encourage you to read the proxy statement/prospectus in its entirety.

Sincerely,
/s/ Matthew Pierce
CHIEF EXECUTIVE OFFICER

SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF THIS PROXY STATEMENT/ PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER AS A SHAREHOLDER OF THE COMPANY IN REGARDS TO THE CONTINUANCE AND THE SPECIAL MEETING.

This proxy statement/prospectus is first being mailed to holders of our common shares on or about [•], 2024.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

__________________, 2024.

ADDITIONAL INFORMATION

The accompanying document is the proxy statement/prospectus of Versus Systems Inc. (the “Company”). This proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement to which the accompanying proxy statement/prospectus relates. The accompanying proxy statement/prospectus incorporates important business and financial information about the Company from documents that are not included in or delivered with the accompanying proxy statement/prospectus. This information is available to you without charge upon your written or oral request. The Company files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at www.sec.gov containing this information. Such information is also available under the Company’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com. You can also obtain documents incorporated by reference into the accompanying proxy statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing or by telephone from the Company at the following address and telephone number:

Versus Systems Inc.
1558 West Hastings Street
Vancouver BC V6G 3J4 Canada
Attention: Chief Executive Officer
Telephone: (310) 242-0228

In addition, if you have questions about the accompanying proxy statement/prospectus or would like additional copies of the accompanying proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, please contact the Secretary of Versus Systems Inc. at 1558 West Hastings Street Vancouver BC V6G 3J4 Canada. You will not be charged for any of these documents that you request.

If you would like to request documents, please do so no later than five business days before the date of the Meeting to be held on May 30, 2024 to ensure timely delivery.

See “Available Information” in the accompanying proxy statement/prospectus for further information regarding the information incorporated by reference in the accompanying proxy statement/prospectus and how you may obtain it.

VERSUS SYSTEMS INC.
1558 West Hastings Street
Vancouver BC V6G 3J4 Canada

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON May 30, 2024 AT 10:30 A.M.

TO THE SHAREHOLDERS OF VERSUS SYSTEMS INC.:

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of the shareholders (the “Shareholders”) of Versus Systems Inc., a British Columbia corporation (the “Company,” “we,” “us,” or “our”) will be held at 1558 West Hastings Street Vancouver BC V6G 3J4 Canada, on May 30, 2024 at 10:30 a.m. (Vancouver time). At the Meeting, our Shareholders of record on the record date, determined by our board of directors to be the close of business on April 25, 2024, will be asked to vote on the following matters:

(1)    To consider, and, if thought fit, to pass, with or without variation, a special resolution (the “Continuance Resolution”) set out in the accompanying proxy statement/prospectus, authorizing and approving the Continuance of the Company from the Province of British Columbia in accordance with the Business Corporations Act (British Columbia) into the State of Delaware in accordance with the Delaware General Corporation Law (the “Continuance”), as more fully described in the accompanying proxy statement/prospectus; and

(2)    To transact any other business that may properly be brought before the Meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote “FOR” the above proposals:

The accompanying proxy statement/prospectus forms a part of this notice and describes the terms and conditions of the Continuance.

Our board of directors has fixed the record date of April 25, 2024 to determine the Shareholders of the Company who are entitled to receive notice of and to vote at, the Meeting or any adjournment or postponement of the Meeting. At the Meeting, each holder of record of common shares, no par value, on the record date will be entitled to one vote per common share held on each matter properly brought before the Meeting.

Your attention is directed to the accompanying proxy statement/prospectus, which summarizes the items to be voted upon. Shareholders who do not expect to attend the Meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

THE VOTE OF EACH SHAREHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE A PROXY ISSUED IN YOUR NAME.

INFORMATION REGARDING PROXIES AND VOTING AT THE MEETING

Solicitation of Proxies

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting of the holders (the “Shareholders”) of common shares (the “shares” or “common shares”) of the Company to be held at 1558 West Hastings Street, Vancouver, British Columbia, V6G 3J4, on May 30, 2024 at 10:30 a.m. (Vancouver time), for the purposes set forth in the notice of special general meeting (the “Notice”) accompanying this proxy statement/prospectus. Solicitation of proxies will be primarily by mail, but may also be undertaken by way of telephone, internet, facsimile or oral communication by the directors, officers and regular employees of the Company, at no additional compensation. Costs associated with the solicitation of proxies will be borne by the Company.

Appointment and Revocation of Proxyholders

Accompanying this proxy statement/prospectus is an instrument of proxy for use at the Meeting. Shareholders who are unable to attend the Meeting in person and wish to be represented by proxy are required to date and sign the enclosed instrument of proxy and return it in the enclosed return envelope. All properly executed instruments of proxy for Shareholders must be mailed so as to reach or be deposited at the offices of Computershare Investor Services (Attention: Proxy Department) at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Meeting or any adjournment thereof. An instrument of proxy may also be voted using a touch tone telephone at 1-866-732-VOTE (8683). Alternatively, a registered Shareholder can complete internet voting by logging on at www.investorvote.com and entering the CONTROL NUMBER located on the address box of the Shareholder’s instrument of proxy.

The persons designated in the instrument of proxy are officers and/or directors of the Company. A Shareholder has the right to appoint a person (who need not be a Shareholder) other than the persons designated in the accompanying instrument of proxy, to attend at and represent the Shareholder at the Meeting. To exercise this right, a Shareholder should insert the name of the designated representative in the blank space provided on the instrument of proxy and strike out the names of management’s nominees. Alternatively, a Shareholder may complete another appropriate instrument of proxy.

Signing of Proxy

The instrument of proxy must be signed by the Shareholder or the Shareholder’s duly appointed attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney of that corporation. An instrument of proxy signed by a person acting as attorney or in some other representative capacity (including a representative of a corporate Shareholder) should indicate that person’s capacity (following his or her signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been filed with the Company).

Revocability of Proxies

A Shareholder who has submitted an instrument of proxy may revoke it at any time prior to the exercise thereof. In addition to any manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his or her duly authorized attorney or, if the Shareholder is a corporation, under its corporate seal or executed by a duly authorized officer or attorney of that corporation and deposited either: (i) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the instrument of proxy is to be used; or (ii) with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof. In addition, an instrument of proxy may be revoked: (i) by the Shareholder personally attending the Meeting and voting the securities represented thereby or, if the Shareholder is a corporation, by a duly authorized representative of the corporation attending at the Meeting and voting such securities; or (ii) in any other manner permitted by law.

Voting of Proxies and Exercise of Discretion by Proxyholders

All shares represented at the Meeting by properly executed proxies will be voted on any ballot that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the instrument of proxy, the shares represented by the instrument of proxy will be voted in accordance with such instructions. The management designees named in the accompanying instrument of proxy will vote or withhold from voting the shares in respect of which they are appointed in accordance with the direction of the Shareholder appointing him or her on any ballot that may be called for at the Meeting. In the absence of such direction, such shares will be voted “FOR” the proposed resolutions at the Meeting. The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments of or variations to the matters identified in the accompanying Notice and with respect to other matters that may properly be brought before the Meeting. In the event that amendments or variations to matters identified in the Notice are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the management designees to vote in accordance with their best judgment on such matters or business. At the time of printing this proxy statement/prospectus, the management of the Company knows of no such amendment, variation or other matter to come before the Meeting other than the matters referred to in the accompanying Notice.

Record Date and Quorum

The board of directors of the Company has fixed April 25, 2024 as the record date for the Meeting for Shareholders. Only Shareholders at the close of business on April 25, 2024 are entitled to receive notice of the Meeting and to vote thereat and at any adjournment or postponement thereof in accordance with the voting rights set out in the current Articles of the Company. Under the current Articles of the Company, a quorum of Shareholders is present at a meeting if there are two Shareholders, or one or more proxyholder(s) representing two Shareholders, or one Shareholder and a proxyholder representing another Shareholder.

Multiple Proxies and/or Voting Instruction Forms

Registered Shareholders of the Company have the right to dissent with respect to the Continuance Resolution (the “Dissent Rights”). Those registered Shareholders who validly exercise their Dissent Rights will be entitled to be paid fair value of their shares. In order to validly exercise the Dissent Rights, registered Shareholders must strictly comply with the dissent procedures as set out in Sections 237 to 247 of the Business Corporations Act (British Columbia), a copy of which is attached to the accompanying proxy statement/prospectus as Appendix E and as more particularly described in the proxy statement/prospectus.

BY ORDER OF THE BOARD OF DIRECTORS
By:	/s/ Matthew Pierce
Matthew Pierce
Chief Executive Officer and Director

Dated: [•], 2024

i

INFORMATION CONTAINED IN PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC, constitutes a prospectus under the U.S. Securities Act with respect to the shares of the Company. This proxy statement/prospectus also constitutes a notice of meeting with respect to the Meeting. You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [•], 2024, and you should assume that the information contained in this proxy statement/prospectus is accurate only as of such date. You should also assume that the information incorporated by reference into this proxy statement/prospectus is only accurate as of the date of such information.

On November 9, 2022, the Company completed a one-for-15 reverse stock split of the Company’s common shares. On December 28, 2023, the Company completed a one-for-16 reverse stock split of the Company’s common shares. All share and per share data reflect the reverse stock splits on a retroactive basis.

This proxy statement/prospectus does not constitute an offer to sell, buy or exchange or a solicitation of an offer to sell, buy or exchange any securities, or the solicitation of any vote, proxy or approval, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.

Management is soliciting proxies of all Shareholders primarily by mail and electronic means, and all such costs will be borne by the Company. The Company will reimburse brokers, banks and other nominees for their expenses in sending proxy solicitation materials to the beneficial owners of common shares and obtaining their proxies.

This proxy statement/prospectus and proxy-related materials are being sent to all Shareholders. The Company does not send proxy-related materials directly to beneficial (non-registered) Shareholders and is not relying on the notice-and-access provisions of applicable securities laws for delivery of proxy-related materials to Shareholders. The Company will deliver proxy-related materials to nominees, custodians and fiduciaries, and they will be asked to promptly forward them to the beneficial (non-registered) Shareholders. The Company will reimburse such nominees, custodians and fiduciaries for their expenses in sending proxy-related materials to the beneficial (non-registered) Shareholders and obtaining their proxies. If you are a beneficial (non-registered) Shareholder, your nominee should send you a voting instruction form or form of proxy with this proxy statement/prospectus. The Company has also elected to pay for the delivery of our proxy-related materials to objecting beneficial (non-registered) Shareholders.

Shareholders should not construe the contents of this proxy statement/prospectus as legal, tax or financial advice and should consult with their own legal, tax, financial and other professional advisors.

Except where the context otherwise requires or where otherwise indicated, references to the “Company” “we”, “us” and “our” in this proxy statement/prospectus refer to Versus Systems Inc. and its consolidated subsidiaries.

Notice Regarding Tax Consequences of the Continuance

Shareholders should be aware that the Continuance may have tax consequences in Canada, the U.S. and/or in the jurisdictions in which the Shareholders are resident which may not be described fully herein. The tax consequences to such Shareholders of the Continuance is dependent on investors’ individual circumstances, including (but not limited to) their jurisdiction of residence. It is recommended that Shareholders consult their own tax advisors in this regard.

QUESTIONS AND ANSWERS

When and where will the Meeting be held?

The Meeting will be held at 1558 West Hastings Street Vancouver BC V6G 3J4 Canada, on May 30, 2024 at 10:30 a.m. (Vancouver time).

What is the transaction I am being asked to vote on at the Meeting?

You are being asked to vote on a proposal, which we refer to as the Continuance proposal, to approve the Continuance, which will result in the Company ceasing to be governed by the laws of British Columbia, Canada and instead being governed by the corporate laws of the State of Delaware. The board of directors recommends that you vote “FOR” this proposal.

Why are we proposing this Continuance?

The Continuance is being proposed in order to reorganize the Company as a Delaware corporation. We believe the Continuance to Delaware will more accurately reflect our operations, which have largely been based in the United States and provide other expected and potential benefits. We have the following principal reasons for proposing this Continuance:

•        We have more of a business connection to the United States than to Canada. Our executive officers, customers and employees are all located in the United States and the majority of directors on our board of directors are located in the United States.

•        We access capital markets primarily though the Nasdaq Capital Market, where our common shares and some of our warrants are quoted for trading. The Nasdaq Capital Market is located in the United States.

•        On January 1, 2024, we lost our exemption as a foreign private issuer for the purposes of the United States Securities and Exchange Commission (the “SEC”). As we are considered a domestic issuer for SEC reporting requirements, as well as a reporting issuer in the Province of British Columbia, we currently have to prepare our financial statements and reporting to meet the accounting standards and reporting requirements of both countries. This dual-reporting of the results of our operations represents a significant added expense for the Company. We expect to spend less money on legal and regulatory compliance as a Delaware company.

•        The Continuance is also intended to enhance Shareholder value over the long term primarily by increasing our acceptance in the capital markets and improving the marketability of our common stock.

•        We expect the move would facilitate merger and acquisition activity with other U.S.-based entities when using equity as a portion of the purchase price. Stock-for-stock exchanges between U.S. entities can have favorable tax treatment for the acquired company as compared to transactions between a Canadian and U.S. entity.

•        It allows for improved employee incentives using tax-advantaged equity instruments, given that the overwhelming majority of our management and employees (in addition to our clients, and our Shareholders) are in the U.S.

In recommending the Continuance, our board of directors considered that potential investors, lenders and strategic partners in the United States are more comfortable dealing with U.S. corporations than British Columbia or other foreign corporations. The board chose to effect a continuance, which will result in the Company ceasing to be governed by the corporate laws of British Columbia, Canada and instead being governed by the corporate laws of the State of Delaware, because it believes the more favorable corporate environment afforded by Delaware will help us compete more effectively with other public companies, many of which are incorporated in Delaware, in raising capital and in attracting and retaining skilled, experienced outside directors.

Additionally, the Continuance will eliminate cross-border financing issues and concerns of United States institutional lenders, which we believe will provide the Company with greater access to needed financing to meet our growing business requirements.

Please read “The Continuance — Reasons for the Change in Domicile” beginning on page 12.

Will the Continuance dilute my ownership interest?

No. The Continuance will not dilute your ownership interest. Immediately after the Continuance is consummated you will own the same percentage of common stock of the Delaware-governed company (“Versus Delaware”) as you own common shares of the British Columbia-governed company (“Versus British Columbia”) immediately prior to the completion of the Continuance.

When do we expect to complete the Continuance?

We intend to complete the Continuance promptly after the Shareholders approve the Certification of Corporate Domestication and the Certificate of Incorporation at the Meeting, although our board of directors may delay completion of the Continuance for some period of time after Shareholder approval pending receipt of third party consents or for other business reasons.

Why was Delaware selected as the new jurisdiction of incorporation of the Company?

The State of Delaware has adopted comprehensive, modern and flexible corporate laws that are updated and revised periodically to meet changing business needs. The board of directors believes the more favorable corporate environment afforded by Delaware will help the Company compete more effectively with other public companies, many of which are incorporated in Delaware, in raising capital and in attracting and retaining skilled, experienced outside directors.

Will the Continuance affect current operations? What about the future?

The Continuance will have no immediate major impact on how the Company conducts day-to-day operations. The location of future operations will generally depend on the needs of the Company’s business, independent of the Company’s place of incorporation. However, the Company is hopeful that the change in governing jurisdiction from British Columbia to Delaware will more appropriately reflect its shift in strategy and will (i) improve the Company’s access to capital markets, increase funding and strategic flexibility and reduce the cost of capital, (ii) improve the Company’s ability to execute an acquisitive growth strategy using our capital stock as consideration, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees.

What vote is required to approve the Continuance proposal?

In order for the Company to effect the Continuance, it needs the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at the Meeting and entitled to vote thereat. Therefore, if you abstain or otherwise do not vote on the Continuance proposal, it will have the effect of a vote “against” the proposal. Please read “Voting and Proxy Information — Vote Required for Approval” on page 16.

Will I be able to trade my shares during the time it takes to complete the Continuance?

Yes.

What will happen to my existing common shares of Versus British Columbia upon the completion of the Continuance? Do I have to exchange my share certificates?

Promptly after the effective time of the Continuance, the Company will mail to each record holder of certificates that immediately prior to the effective time of the Continuance represented Versus British Columbia common shares, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing Versus British Columbia common shares, together with a properly completed letter of transmittal, the Company will issue in exchange a share certificate of Versus Delaware, and the stock certificate representing shares in the British Columbia company will be cancelled. Until so surrendered and exchanged, each certificate of Versus British Columbia common shares will represent solely the right to receive shares in Versus Delaware.

What will happen to outstanding warrants and stock options in connection with the Continuance?

As of the effective time of the Continuance, all warrants and options to purchase our common shares granted or issued prior to the effective time of the Continuance will convert automatically, on a one-for-one basis, into warrants and options to purchase shares of common stock in Versus Delaware that are identical to the warrants and options to purchase Versus British Columbia common shares in all material respects. The common stock underlying such warrants and options to purchase shares of common stock in Versus Delaware are being registered under the registration statement of which this proxy statement/prospectus is a part.

Who is entitled to vote at the Meeting?

All holders of record of Versus British Columbia common shares as of the close of business on April 25, 2024, the record date, are entitled to vote, or to grant proxies to vote, at the Meeting. On the record date, there were [•] Versus British Columbia common shares issued and outstanding. Each common share is entitled to cast one vote.

Who is soliciting these proxies?

Your vote and proxy is being solicited by our board of directors for use at the Meeting. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly and mailing of this proxy statement/prospectus, the proxy and any additional information furnished to our Shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding our common shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of our common shares. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to our directors, officers or other regular employees for such services. The Company does not presently intend to employ any other party to assist in the solicitation process.

How do I vote my shares?

By completing, signing and returning your proxy card in the enclosed postage-prepaid envelope, you will authorize the persons named on the proxy card to vote your shares according to your instructions. You may also vote in person by delivering a completed proxy card at the Meeting or by voting in person at the meeting. Please vote as soon as possible even if you currently plan to attend the Meeting in person, so that your shares may be represented and voted at the Meeting.

Voting by proxy means you are giving the person or persons named in your form of proxy the authority to attend the Meeting or any adjournment or postponement thereof and vote your shares on your behalf. Please mark your vote, sign, date and follow the return instructions provided in the enclosed form of proxy to give Management the authority to vote your shares at the Meeting or any adjournment or postponement thereof in accordance with your voting instructions. You can also choose another person or company to be your proxyholder, including someone who is not a Shareholder, by following the instructions set out below in the “Appointment and Revocation of Proxyholders” section of this proxy statement/prospectus.

To be eligible to vote by proxy at the Meeting, the form of proxy must be returned to the offices of Computershare Investor Services (Attention: Proxy Department) at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Meeting or any adjournment thereof. The time limit for deposit of proxies may be waived or extended by the chair of the Meeting at their discretion, without notice. Shareholders who are planning to return the form of proxy are encouraged to review the proxy statement/prospectus carefully before submitting the form of proxy.

To be valid, the form of proxy must be executed by the Shareholder or such Shareholder’s attorney duly authorized in writing, or, if the Shareholder is a body corporate, by a duly authorized officer or attorney. If the form of proxy is executed by an attorney for a Shareholder that is an individual or by an officer or attorney for a Shareholder that is

v

a company or association, documentation evidencing the power to execute the form of proxy may be required with signing capacity stated. If not dated, the form of proxy will be deemed to have been dated the date that it is sent to the Shareholder.

The persons designated in the instrument of proxy are officers and/or directors of the Company. A Shareholder has the right to appoint a person (who need not be a Shareholder) other than the persons designated in the accompanying instrument of proxy, to attend at and represent the Shareholder at the Meeting. To exercise this right, a Shareholder should insert the name of the designated representative in the blank space provided on the instrument of proxy and strike out the names of management’s nominees. Alternatively, a Shareholder may complete another appropriate instrument of proxy. In either case, Shareholders should return the proxy to at the offices of Computershare Investor Services (Attention: Proxy Department) at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Meeting or any adjournment thereof. The time limit for the deposit of proxies may be waived or extended by the chair of the Meeting at their discretion, without notice.

If you appoint a proxyholder other than designees of Management, such proxyholder must attend and vote at the Meeting for your vote to be counted.

A Shareholder executing the form of proxy may indicate the manner in which the appointee is to vote with respect to any specific item by checking the appropriate space. The persons named in the enclosed form of proxy will vote their shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions thereon. If no instructions are specified in the proxy with respect to a matter to be acted upon, the proxy confers discretionary authority with respect to that matter upon the proxyholder named in the accompanying form of proxy.

On any matter to be acted upon or any ballot that may be called for at the Meeting, the shares represented by each properly executed form of proxy in favour of the persons designated in the enclosed form of proxy received by the Company will be voted or withheld from voting in accordance with the specifications given by the Shareholder. In the absence of such specifications in a form of proxy where the Shareholder has appointed the persons whose names have been pre-printed in the enclosed form of proxy as the Shareholder’s nominee at the Meeting, the shares represented by such proxies will be voted “FOR” each of the matters specified in this proxy statement/prospectus, including the Continuance Resolutions.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to or variations of matters identified in the Notice of Meeting and with respect to other matters, if any, which may properly come before the Meeting. As at the date of this proxy statement/prospectus, Management knows of no such amendments, variations, or other matters to come before the Meeting. However, where a Shareholder has appointed the persons whose names have been pre-printed in the enclosed form of proxy as the Shareholder’s nominee at the Meeting, if any amendments or variations to matters identified in the Notice of Meeting or other matters which are not now known to Management should properly come before the Meeting, the enclosed form of proxy may be voted on such matters in accordance with the best judgment of the person voting the proxy.

Can I revoke my proxy once submitted?

A Shareholder who has submitted an instrument of proxy may revoke it at any time prior to the exercise thereof. In addition to any manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his or her duly authorized attorney or, if the Shareholder is a corporation, under its corporate seal or executed by a duly authorized officer or attorney of the corporation and deposited either: (i) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the instrument of proxy is to be used; or (ii) with the chair of the Meeting on the day of the Meeting, or any adjournment thereof. In addition, an instrument of proxy may be revoked: (i) by the Shareholder personally attending the Meeting and voting the securities represented thereby or, if the Shareholder is a corporation, by a duly authorized representative of the corporation attending at the Meeting and voting such securities; or (ii) in any other manner permitted by law.

How do I vote if my broker holds my shares in “street name”?

You should follow the voting instructions provided by your securities broker.

If my shares are held in “street name,” will my broker automatically vote them for me?

No. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in street name, such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. The approval of the Continuance is a non-routine matter. For non-routine matters such as the Continuance, your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares. Your broker can tell you how to provide these instructions. If you do not give your broker instructions, your shares will be treated as broker non-votes with respect to the Continuance. Abstentions and broker non-votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the Continuance.

What do I do if I want to change my vote?

Any Shareholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the Shareholder or by his attorney authorized in writing, or, if the Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Computershare, Inc., located at 510 Burrard Street, Vancouver, BC, V6C 3B9, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

What do I do if I receive multiple proxy cards?

If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

How will my shares be voted if I do not indicate how I wish to vote?

If you sign the proxy card but do not indicate how you wish to vote on the Continuance proposal, the persons named on the proxy card will vote FOR the approval of the Continuance.

What will constitute a quorum at the special meeting?

The quorum for the transaction of business at a meeting of Shareholders is two Shareholders, or one or more proxyholder(s) representing two Shareholders, or one Shareholder and a proxyholder representing another Shareholder. If there is only one Shareholder, the quorum is one person present and being, or representing by proxy, such Shareholder.

SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. YOU SHOULD READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT AND THE DOCUMENTS TO WHICH WE REFER YOU. WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY. IN THIS DOCUMENT, THE SYMBOL “CDN$” REFERS TO CANADIAN DOLLARS AND THE SYMBOL “$” REFERS TO UNITED STATES DOLLARS. IN THIS DOCUMENT REFERENCES TO “THE COMPANY”, “VERSUS”, “WE” AND “OUR” REFER TO VERSUS SYSTEMS INC.

Versus Systems Inc.

Versus Systems Inc. offers a suite of proprietary business-to-business software tools that are meant to drive user engagement through gamification and rewards. These tools and games allow the Company’s partners to offer in-game prizing and rewards, including merchandise, coupons, digital goods, and sweepstakes entries — inside their websites, their venues, or their streaming media content. The Company’s customers are mostly sports teams, venues, and advertising agencies, that typically use the Company’s products as part of their live events or as part of an advertising campaign with the goal of engaging fans, increasing consented first-party data, and increasing sales. At December 31, 2022 and 2023, the Company had 16 and five active customers, respectively. The Company was formed as a corporation under the laws of British Columbia by way of an amalgamation under the name McAdam Resources, Inc. in the Province of Ontario on December 1, 1988 and subsequently extra-provincially registered in British Columbia on February 2, 1989. The Company changed its name to Boulder Mining Corporation on May 9, 1995 in Ontario and on September 25, 1996 in British Columbia. The Company continued into British Columbia on January 2, 2007 and concurrently changed its name to Opal Energy Corp. The Company changed its name to Versus Systems Inc. on June 30, 2016, and concurrently ceased or divested its mining related business and began operating its current software platform business.

In June 2021, the Company completed an acquisition of multimedia, production, and interactive gaming company Xcite Interactive Inc., a provider of online audience engagement through its owned and operated XEO technology platform. The Company provides products and services to professional sports franchises in Major League Baseball (MLB), National Hockey League (NHL), National Basketball Association (NBA) and the National Football League (NFL) to drive audience engagement.

The Company operates through its majority-owned subsidiary, Versus, LLC, a Nevada limited liability company that was organized on August 21, 2013, and through its wholly owned subsidiary, Xcite Interactive Inc, a Delaware company that was reorganized as such on April 1, 2019.

The Company’s principal executive offices in Canada are located at 1558 Hastings Street, Vancouver, British Columbia V6G 3J4 Canada, and our telephone number is (604) 639-4457.

The Company’s principal executive offices in the U.S. are located at 1370 St Andrews Pl, Los Angeles, CA 90028, and our telephone number at that address is (424) 226-8588. Our website address is www.versussystems.com. The information on or accessed through our website is not incorporated in this proxy statement/prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issues that file electronically with the SEC.

Recent Developments.    The Company is in the process of considering a number of strategic alternatives for the Company focused on maximizing shareholder value, including, but not limited to, an acquisition, merger, reverse merger, sale of assets, strategic partnership, capital raise or other transaction. The Company is hopeful that the change in governing jurisdiction from British Columbia to Delaware will more appropriately reflect its shift in strategy and will (i) improve our access to capital markets, increase funding and strategic flexibility and reduce the cost of capital, (ii) improve the Company’s ability to execute an acquisitive growth strategy using our capital stock as consideration, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees.

On January 1, 2023, the Company had a total of 39 employees. Since January 1, 2023, the Company implemented several lay-offs or employee terminations and experienced employee attrition that have reduced its workforce at the beginning of this fiscal year by approximately 79%, to eight employees at January 1, 2024. The objective of this workforce reduction was to realign the Company’s workforce to meet its needs and to improve operating efficiency and reduce its cash burn.

On October 17, 2023, the Company consummated a public offering (the “October 2023 Offering”) of 815,218 common shares (or pre-funded warrants to purchase one common share (“Pre-funded Warrants”) in lieu thereof) and accompanying warrants to purchase an aggregate of 815,218 common shares (“Common Warrants”) at a combined public offering price of $3.68 per share and accompanying Common Warrant or $3.678 per Pre-funded Warrant and accompanying Common Warrant resulting in gross proceeds of approximately $3.0 million, before deducting placement agent fees and other offering expenses payable by us. The Common Warrants have an exercise price of $3.68 per share, were immediately exercisable upon issuance and will expire five years following the date of issuance. The Pre-funded Warrants were exercisable by the holders immediately upon issuance at an exercise price of $0.0001 per share. None of the Pre-Funded Warrants remain outstanding. The exercise price and the number of shares issuable upon exercise of the Common Warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. The exercisability of the Common Warrants may be limited if, upon exercise, the holder and its affiliates would beneficially own more than 4.99% or 9.99% of our outstanding common shares, which percentage was elected by the holder prior to the issuance date.

On November 22, 2023, the Company entered into a securities purchase agreement (the “CECG Purchase Agreement”) with Cronus Equity Capital Group, LLC (“CECG”), pursuant to which the Company issued to CECG, in a private placement consisting of two tranches, 1,545,460 common shares, which represented approximately 51% of our issued and outstanding common shares. The Company issued 989,903 common shares in the first tranche, which closed on November 22, 2023 at a price of $2.59 per share, for a total of $2,562,659.76. The second tranche contemplates the issuance of 555,558 common shares at a price of $2.59 per share, for a total of $1,438,227.26; however, the second tranche has not yet closed, and there is no guarantee that it will close in the future. The common shares issued pursuant to the CECG Purchase Agreement were not registered under the Securities Act.

The Company’s common shares are presently quoted on the Nasdaq Capital Market under the symbol “VS”. The bid price of the Company’s common shares recently closed below the minimum $1.00 per share requirement and on January 23, 2023 and July 25, 2023 the Company received notifications of noncompliance from Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded until January 22, 2024 to regain compliance with the bid price requirement, which requires that the Company’s common shares close at a price of at least $1.00 per share for a minimum of 10 consecutive trading days. On December 28, 2023, the Company effected a 1-for-16 reverse stock split, which increased the closing bid price of its common shares above $1.00 per share, and on January 16, 2024, Nasdaq notified the Company that it has regained compliance with the minimum bid price requirement.

The Meeting

Matters to be voted on

The Company’s Shareholders will be asked to approve the Continuance by way of special resolution. The complete text of the proposed Continuance special resolutions to be considered at our Meeting is attached to this proxy statement/prospectus as Appendix A (the “Continuance Special Resolutions”). The Continuance will have the effect of changing the Company’s domicile from the Province of British Columbia to the State of Delaware. The Certificate of Corporate Domestication is referred to in the Continuance Special Resolutions and is attached hereto as Appendix B. The Certificate of Incorporation is referred to in the Continuance Special Resolutions and is attached hereto as Appendix C. The Bylaws to be adopted by Versus Delaware are attached hereto as Appendix D.

Vote needed to approve the Continuance

Approval of the Continuance requires the affirmative vote of at least two-thirds of the shares present in person or represented by proxy at the Meeting and entitled to vote thereat.

The Continuance

At the Meeting, Shareholders will be asked to consider, and if deemed appropriate, to pass, with or without variation, the Continuance Special Resolution authorizing the board of directors of the Company to file a written application to obtain an authorization letter from the Registrar of Companies for the Province of British Columbia (the “Registrar”) to proceed with the continuance (the “Continuance”) of the Company from the Business Corporations Act (British Columbia) (“BCBCA”) to the Delaware General Corporation Law (the “DGCL”) and to approve the Certificate of Corporate Domestication, the Certificate of Incorporation and the Bylaws.

The Continuance will affect certain of the rights of Shareholders as they currently exist under the BCBCA. Shareholders should consult their legal advisors regarding the implications of the Continuance that may be of particular importance to them.

The Company is currently organized under the corporate laws of British Columbia, Canada. The Company is proposing to change its governing jurisdiction from British Columbia, Canada to Delaware under the Delaware General Corporation Law (the “DGCL”) through a process known as a continuance under the BCBCA, and known as a domestication under the DGCL. A domestication or a continuance is a process by which a corporation that is not incorporated under the laws of Delaware may change its jurisdiction of incorporation to Delaware. Under the DGCL, if the laws of its home jurisdiction allow for it, a company may be “domesticated” as a Delaware corporation by filing the Certificate of Corporate Domestication and the Certificate of Incorporation with the Secretary of State of Delaware. The Company refers to this process in this proxy statement/prospectus as the “Continuance.” In order to give effect to the Continuance, the Company’s board of directors has approved the Certificate of Corporate Domestication and the Certificate of Incorporation under Section 388 of the DGCL and has recommended that Shareholders approve the Certificate of Corporate Domestication and the Certificate of Incorporation. After the completion of the Continuance, the Company will be a Delaware corporation governed by the DGCL. The Company will continue to conduct the business in which it is currently engaged. We do not expect the Continuance to result in any material effect on the Company’s operations. The business and operations of the Company following the Continuance will be identical in most respects to the Company’s current business and operations, except that the Company will no longer be subject to the corporate laws of British Columbia and instead will be subject to the DGCL. Versus Delaware will be liable for all the debts and obligations of Versus British Columbia, and the officers and directors of Versus Delaware will be the officers and directors of Versus British Columbia. The differences between the laws are not expected to materially affect the Company’s business but will affect your rights as a Shareholder. The differences between the applicable laws of the two jurisdictions are discussed in greater detail under “Comparative Rights of Shareholders” commencing on page 20 of this proxy statement/prospectus.

To effect the Continuance of a corporation out of the Province of British Columbia a corporation must first make application to the British Columbia Registrar of Companies, who must be satisfied that the proposed Continuance into another jurisdiction will not adversely affect creditors or shareholders of the corporation.

Reference in this proxy statement/prospectus to “Versus British Columbia” are to Versus Systems Inc., a British Columbia corporation, as we are currently incorporated. References to “Versus Delaware” are to Versus Systems Inc., a Delaware corporation, as we would be domesticated under the DGCL if the Continuance is approved by our Shareholders.

Our board of directors recommends that you vote FOR the Continuance.

Reasons for the Continuance

The Continuance is being proposed in order to reorganize the Company as a Delaware corporation. We believe the Continuance to Delaware will more accurately reflect our operations, which have largely been based in the United States and provide other expected and potential benefits. We have the following principal reasons for proposing this Continuance:

•        We have more of a business connection to the United States than to Canada. Our executive officers, customers and employees are all located in the United States and the majority of directors on our board of directors are located in the United States.

•        We access capital markets primarily though the Nasdaq Capital Market, where our common shares and some of our warrants are quoted for trading. The Nasdaq Capital Market is located in the United States.

•        On January 1, 2024, we lost our exemption as a foreign private issuer for the purposes of the United States Securities and Exchange Commission (the “SEC”). As we are considered a domestic issuer for SEC reporting requirements, as well as a reporting issuer in the Province of British Columbia, we currently have to prepare our financial statements and reporting to meet the accounting standards and reporting requirements of both countries. This dual-reporting of the results of our operations represents a significant added expense for the Company. We expect to spend less money on legal and regulatory compliance as a Delaware company.

•        The Continuance is also intended to enhance Shareholder value over the long term primarily by increasing our acceptance in the capital markets and improving the marketability of our common shares.

•        We expect the move would facilitate merger and acquisition activity with other U.S.-based entities when using equity as a portion of the purchase price. Stock-for-stock exchanges between U.S. entities can have favorable tax treatment for the acquired company as compared to transactions between a Canadian and U.S. entity.

•        It allows for improved employee incentives using tax-advantaged equity instruments, given that the overwhelming majority of our management and employees (in addition to our clients, and our Shareholders) are in the U.S.

In recommending the Continuance, our board of directors considered that potential investors, lenders and strategic partners in the United States are more comfortable dealing with U.S. corporations than British Columbia or other foreign corporations. The board chose the State of Delaware to be our domicile because it believes the more favorable corporate environment afforded by Delaware will help us compete more effectively with other public companies, many of which are incorporated in Delaware, in raising capital and in attracting and retaining skilled, experienced outside directors.

Additionally, the Continuance will eliminate cross-border financing issues and concerns of United States institutional lenders, thereby providing the Company greater access to needed financing to meet our business requirements.

For a discussion of the risk factors associated with the Continuance, please read the discussion under “Risk Factors” beginning on page 11.

Required Vote

In order to become effective, the Continuance Special Resolution must be approved by an affirmative vote of at least two thirds of the votes cast at the Meeting or by proxy by the Shareholders, voting together as a single class. The full text of the Continuance Special Resolution is set out in Appendix A.

Factors You Should Consider

The Continuance will not have any effect on your relative equity or voting interests in the Company. You will continue to hold exactly the same number and type of shares as you currently hold. The Continuance will, however, result in changes to your rights and obligations under applicable corporate and/or company laws. In addition, the Continuance may have tax consequences for you.

Risk Factors Related to the Proposals

Factors such as possible adverse tax consequences following the Continuance may affect your interest in owning our common shares. In evaluating the merits of the proposals, you should carefully consider the risk factors included in this proxy statement/prospectus beginning on page 11.

How the Continuance Will Affect Your Rights as a Shareholder

You will continue to hold the same shares you now hold following the Continuance. However, the rights of stockholders under Delaware law and under the Certificate of Incorporation and Bylaws that the Company will adopt in connection with the Continuance, which are in the forms attached hereto as Appendices C and D, respectively, differ in certain substantive ways from the rights of shareholders under the BCBCA and the Company’s current governance documents. For a discussion of the differences between the rights of stockholders under Delaware law compared to the rights of shareholders under British Columbia law, see “Comparison of Shareholder Rights.”

The following, which is qualified in its entirety by the Certificate of Incorporation and Bylaws, is a summary of certain provisions of the Certificate of Incorporation and Bylaws that will govern the management of the Company:

•        Special Meetings of Stockholders.    The Company’s Certificate of Incorporation and Bylaws provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the Company’s stockholders may be called only by or at the direction of the Chairman of the Company’s board of directors, or by the Chief Executive Officer or President, or by a resolution adopted by a majority of the whole board of directors, but such special meetings may not be called by any other person or persons.

•        Advance Notice Procedures.    The Company’s Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, and for stockholder nominations of persons for election to the Company’s board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Company’s board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Company’s Bylaws do not give the Company’s board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Company’s Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

•        Authorized but Unissued Shares.    The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

•        Business Combinations with Interested Stockholders.    The Company will be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Company’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by the Company’s stockholders.

•        No Cumulative Voting for Directors.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company’s Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of shares of our common stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.

•        Amendment/Repeal of Certificate of Incorporation or Bylaws.    The Certificate of Incorporation and the Bylaws provide that the Company’s board of directors may adopt, amend or repeal the Bylaws. The Certificate of Incorporation also provides that Stockholders may not adopt, amend, alter or repeal the Bylaws, or adopt any provision inconsistent therewith, unless such action is approved by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, and that the affirmative vote of the holders of at least two-thirds of the voting power of the shares of the then outstanding voting stock of the Company, voting together as a single class, shall be required to amend, repeal, or adopt any provisions of the Certificate of Incorporation.

•        Removal; Vacancies.    Any director may be removed from office by the stockholders only for cause by the affirmative vote of the holders of at least a majority of the outstanding voting power of the stockholders. Vacancies occurring on the Company’s board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Company’s board of directors, although less than a quorum, or by a sole remaining director, at any meeting of the Company’s board of directors. A person elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

The Continuance will not create a new legal entity, nor will it prejudice or affect the continuity of the Company. Once continued, the Company will remain a legal person, retain its rights and obligations as such, and remain a party to any judicial or administrative proceeding to which it is a party. After the Continuance, the Company will have 80,000,000 authorized shares of common stock and 20,000,000 authorized shares of preferred stock. The Continuance is not expected to have any material business or tax consequences for the Company or its Shareholders, except as otherwise described herein. The summaries of the Certificate of Incorporation and the Bylaws of the Company are qualified in their entirely by the full text of such documents, which are attached to this proxy statement/prospectus as Appendices C and D, respectively.

Price Volatility

The Company cannot predict what effect the Continuance will have on the market price of its common stock prevailing from time to time or the liquidity of its shares.

Accounting Treatment of the Continuance

For U.S. and Canadian accounting purposes, the Continuance of the Company from a British Columbia corporation to a Delaware corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Versus Delaware based on existing carrying values at the date of the exchange. The historical comparative figures of Versus Systems Inc. will be those of Versus British Columbia.

Material tax consequences for Shareholders

The following is a brief summary of the material tax consequences the Continuance will have for Shareholders. Shareholders should consult their own tax advisers with respect to their particular circumstances. A more detailed summary of the factors affecting the tax consequences for Shareholders is set out under “Material United States Federal Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 38 and 32, respectively, of this proxy statement/prospectus.

United States federal income tax consequences

The Continuance should qualify as a tax-deferred reorganization for U.S. federal income tax purposes under Section 368(a) of the Internal Revenue Code. Accordingly, U.S. holders (as defined below) generally should not recognize gain or loss on the Continuance of the Company from Canada to the U.S. However, under some circumstances Section 367(b) of the Internal Revenue Code may impose an inclusion of “earnings and profits” of the Company as a deemed dividend or otherwise require a recognition of gain for certain U.S. Shareholders. For a more complete discussion of the U.S. federal income tax consequences of the Continuance, and a disclosure of the assumptions upon which this summary is based, please see “Material United States Federal Income Tax Consequences” on page 38.

THE TAX SUMMARIES IN THIS PROXY STATEMENT/PROSPECTUS PROVIDE GENERAL INFORMATION ONLY. THEY ARE NOT MEANT TO PROVIDE ANY OF THE SHAREHOLDERS OF THE COMPANY WITH LEGAL OR TAX ADVICE, AND SHOULD NOT BE INTERPRETED IN THAT MANNER. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO CONSULT WITH THEIR OWN TAX AND LEGAL ADVISORS REGARDING THE U.S. AND CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN THEIR PARTICULAR CIRCUMSTANCES.

Canadian tax consequences

On completion of the Continuance, the Company will become resident in the U.S. The Company will be deemed to have disposed of all property owned by it immediately before the Continuance at a price equal to the fair market value of the property. The deemed disposition may cause net taxable capital gains and income to arise for which the Company will incur Canadian tax liability. Upon the Continuance, the Company will also be subject to a corporate emigration tax of 5% on the amount by which the fair market value of all of the Company’s property exceeds the aggregate of its liabilities and the amount of paid-up capital on all of its issued and outstanding shares.

Despite the foregoing, as at the date of this proxy statement/prospectus, the Company’s management believes that no Canadian federal taxes should be payable by the Company as a result of the Continuance. However, there can be no assurance that the Canada Revenue Agency (“CRA”) will accept the valuations or the positions that the Company has adopted in calculating the amount of Canadian tax that will be payable upon the Continuance, including the Company’s calculation of the amount of historical tax losses that are available to offset any taxes that would otherwise be payable upon the Continuance.

The Continuance of the Company to Delaware will not cause the Shareholders to be considered to have disposed of their shares. Accordingly, Shareholders will not realize any capital gains or capital losses as a result of the Continuance.

Following the Continuance, individual taxpayers resident in Canada will no longer be eligible for the dividend tax credit on any dividends they receive from the Company. To the extent that U.S. withholding taxes are imposed on dividends paid by the Company to Canadian-resident Shareholders, they will generally be entitled to claim a foreign tax credit against their Canadian income tax.

U.S.-resident Shareholders of the Company will not generally be subject to Canadian tax by reason only of the Continuance.

For a more complete discussion of the Canadian federal income tax consequences of the Continuance, and a disclosure of the assumptions upon which this summary is based, please see “Material Canadian Income Tax Consequences” on page 32.

Reporting Obligations under Securities Laws

In the Company’s annual assessment of its foreign private issuer status on June 30, 2023, it determined that it no longer meets the requirements of a foreign private issuer. As a result, as of January 1, 2024, the Company was no longer permitted to follow the corporate governance practices of its home country (Canada) and to avail itself of the reduced disclosure requirements and applicable exemptions from U.S. securities rules and regulations. Effective on January 1, 2024, the Company transitioned to U.S. domestic reporting status and became subject to the reporting requirements of domestic U.S. issuers. The Continuance, once completed, will not result in any change to our becoming subject to the reporting requirements of domestic U.S. issuers, or to our requirements to file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q. In addition, upon completion of the Continuance, we will continue to be required to prepare our consolidated financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) in the U.S.

Differences were noted related to the right-of-use (ROU) asset and impairment of intangible assets when converting the Company’s 2021 and 2022 financial statements to U.S. GAAP. The initial recognition of the ROU asset is the same under IFRS and U.S. GAAP, however, the subsequent measurement differs. This resulted in minor adjustments of the ROU asset as of December 31, 2021 and 2022. As of December 31, 2022, the Company conducted an impairment analysis of goodwill and intangible assets. In IFRS, the recoverable amount is the higher of fair value less costs of disposal and value in use. In U.S. GAAP, the recoverable amount is the carrying amount less fair value. This resulted in an additional $665,000 impairment charge as of December 31, 2022.

Regulatory approvals

We will have to comply with Delaware and British Columbia regulatory requirements in order to complete the Continuance to Delaware. Our board of directors has approved the Certificate of Corporate Domestication pursuant to which the Company will be continued into a corporation under the DGCL. The Company’s board of directors recommends the adoption of the Certificate of Corporate Domestication by our Shareholders for the reasons set forth herein.

In British Columbia, in order to complete the Continuance to Delaware we must:

•        receive approval of the Continuance Special Resolutions from holders holding at least two-thirds of the shares entitled to be voted at the Meeting represented in person or by proxy;

•        apply to the Registrar of Companies of British Columbia for authorization;

•        receive authorization from the Registrar of Companies of British Columbia; and

•        pay a filing fee to the Registrar of Companies of British Columbia. The authorization given by the registrar expires six months after the date on which that authorization was given.

Under Delaware law, in order to complete the Continuance to Delaware we must:

•        file the Certificate of Corporate Domestication and the Certificate of Incorporation with the Delaware Secretary of State;

•        pay a filing fee to the Delaware Secretary of State.

Upon completion of the Continuance, our charter documents will be comprised of the Certificate of Corporate Domestication, the Certificate of Incorporation and the Bylaws, in the forms attached hereto as Appendix B, Appendix C and Appendix D.

Authorized Capital

The Certificate of Incorporation of Versus Systems, Inc., the form of which is attached hereto as Appendix C, will provide that the authorized capital of the Versus Delaware will be 80,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Our articles presently provide that our authorized capital is an unlimited number of common shares, no par value, and an unlimited number of Series A Shares, no par value.

Dissenters’ Rights

Our Shareholders have dissent rights under Section Part 8, Division 2 of the Business Corporation Act (British Columbia) in regards to the Continuance. Shareholders who exercise their dissent rights can require the Company to purchase their shares for cash at fair market value. To exercise dissent rights, our Shareholders must be shareholders of record as of the record date, give written notice to the Company that they are exercising their dissent rights before the vote on the resolution from which they dissent and not vote their shares in favor of the proposals. Shareholders who do not satisfy these requirements are not entitled to receive payment for their shares.

Please refer to “Dissenters’ Rights” on page 18 for a more comprehensive discussion regarding your dissent rights under the BCBCA. The full text of Section 237 – 247 of the British Columbia Business Corporation Act is included as Appendix E to this proxy statement/prospectus.

DISSENT RIGHTS ARE SUBJECT TO A NUMBER OF TECHNICAL LEGAL REQUIREMENTS. SHAREHOLDERS WHO DO NOT COMPLY STRICTLY WITH THOSE LEGAL REQUIREMENTS COULD LOSE THEIR RIGHTS. SHAREHOLDERS WHO WISH TO EXERCISE THEIR DISSENT RIGHTS SHOULD SEEK QUALIFIED INDEPENDENT LEGAL ADVICE.

The Company’s recommendations to Shareholders

Taking into consideration all of the factors and reasons for the conversion set forth above and elsewhere in this proxy statement/prospectus, the board of directors has approved the Continuance and recommends that Shareholders of the Company vote FOR approval of the Continuance.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this proxy statement/prospectus may contain certain forward-looking statements (collectively, “forward-looking statements”) within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended and Section 21E of the U.S. Exchange Act and the United States Private Securities Litigation Reform Act of 1995, as amended, and “forward-looking information” under applicable Canadian securities laws. Statements in this document that are not historical facts, including statements about the Company’s beliefs and expectations and recent business and economic trends, constitute forward-looking statements. Words such as “estimate,” “project,” “target,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “should,” “would,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “future,” “assume,” “forecast,” “focus,” “continue,” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section. Such forward-looking statements may include, but are not limited to, statements related to: future financial performance and the future prospects of the businesses and operations of the Company; information concerning the Continuance; the anticipated benefits of the Continuance; the tax impact of the Continuance on the Shareholders; the timing of the Meeting; and the timing of the implementation of the Proposed Transactions.

Forward-looking statements in this proxy statement/prospectus are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to: the ability to receive, in a timely manner and on satisfactory terms, Shareholder approval of the Continuance; applicability of certain U.S. and Canadian securities regulations and exemptions; the reaction of the capital markets to the Continuance; the future marketability of the Company’s common stock; general business, economic and market conditions; the competitive environment; anticipated and unanticipated tax consequences; and anticipated and unanticipated costs.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Important factors that could cause actual results and expectations to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page 11 of this proxy statement/prospectus, and under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2023, which is incorporated herein by reference.

The forward-looking statements contained in this proxy statement/prospectus are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this proxy statement/prospectus or other specified date and speak only as of such date. The Company disclaims any intention or obligation to update or revise any forward-looking statements in this proxy statement/prospectus as a result of new information or future events, except as may be required under applicable securities law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained or incorporated by reference in this proxy statement/prospectus, including the risk factors and other information set forth in the Company’s Annual Report on Form 10-K, including the exhibits thereto, when evaluating whether to vote your shares to approve the Continuance. If any of the following risks occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the market price of our common stock could decline, and you could lose some or all of your investment.

Risks Relating to the Continuance

Upon the consummation of the Continuance, the Company will become a Delaware corporation and because the rights of stockholders under Delaware law differ from the rights of Shareholders under British Columbia law, you may have fewer protections as a stockholder.

Following the consummation of the Continuance, the Company’s affairs will be governed by the Certificate of Corporate Domestication and the Certificate of Incorporation and be subject at all times to the DGCL. The rights of stockholders to take action against our directors, actions by minority stockholders and the fiduciary responsibility of directors will be governed by the DGCL and common law principles derived from cases in Delaware. The rights of stockholders and the fiduciary responsibilities of directors under Delaware law differ somewhat from those under British Columbia law. For a discussion of the differences between the rights of stockholders under Delaware law compared to the rights of Shareholders under British Columbia law, see “Comparison of Shareholder Rights.”

Upon the consummation of the Continuance, the Company may be subject to Canadian income tax liabilities that may adversely affect the Company’s working capital.

Upon the Continuance, the Company will be deemed to have disposed of all of its property at its fair market value, which may cause net taxable capital gains and income for which the Company may incur Canadian tax liability. Furthermore, if the fair market value of the company’s property immediately before the Continuance exceeds the aggregate of the Company’s liabilities at that time and the amount of paid-up capital at that time on all of the Company’s issued common shares, we will incur an additional Canadian emigration tax liability.

The anticipated benefits of the Company’s reorganization may not be realized.

The Company will incur additional direct costs and expenses related to the Continuance, including attorneys’ fees, accountants’ fees, financial printing expenses and filing fees. While the Company believes that the Continuance will result in operational, administrative and other benefits that significantly outweigh the related costs and expenses, it cannot assure you that those benefits will be realized.

Risks Related to Our Industry

The Company is considering a number of strategic alternatives, which could have an adverse impact on its business or the price of its common shares.

The Company is considering a number of strategic alternatives focused on maximizing shareholder value. These strategic alternatives include, but are not limited to, an acquisition, merger, reverse merger, sale of assets, strategic partnership, capital raise or other transaction, any of which may involve a change in the Company’s business plan. There can be no assurance that this process will result in the approval or completion of any particular strategic alternative or transaction in the future, or that any such strategic alternative or transaction, if approved or completed, will yield additional shareholder value. Further, the process of exploring, reviewing, and pursuing strategic alternatives could adversely impact the Company’s business or the price of its common shares.

PARTICULARS OF MATTERS TO BE ACTED UPON — THE CONTINUANCE

Background to the Continuance Proposal

The board of directors of the Company has determined that it is advisable for the Company to continue from British Columbia, Canada to Delaware (the “Continuance”). Management has determined that a Continuance will be the most effective means of achieving the desired change of domicile. The BCBCA allows a corporation that is incorporated under British Columbia law to continue into a foreign entity pursuant to a Continuance approved by the shareholders of the British Columbia corporation.

Under the proposed Continuance, if the Shareholders approve the Continuance, then the Certificate of Corporate Domestication and the Certificate of Incorporation and related documents will be filed with the British Columbia Registrar of Companies. The Certificate of Corporate Domestication and the Certificate of Incorporation will also be filed with the Delaware Secretary of State. Upon the filing and subsequent receipt of a stamped copy of the Certificate of Corporate Domestication and the Certificate of Incorporation from the Delaware Secretary of State, the Company will be continued as a Delaware corporation and will be governed by the laws of Delaware. The assets and liabilities of the Delaware corporation immediately after the Continuance will be identical to the assets and liabilities of the British Columbia company immediately prior to the Continuance. The current officers and directors of the British Columbia company will be the officers and directors of the Delaware corporation. The change of domicile will not result in any material change to the business of the Company and will not have any effect on the relative equity or voting interests of our Shareholders. Each previously outstanding common share of the Company will become one share of the common stock of the Delaware corporation. The change in domicile will, however, result in changes in the rights and obligations of current Shareholders under applicable corporate laws. For an explanation of these differences, see “Comparative Rights of Shareholders” beginning on page 20 of this proxy statement/prospectus. In addition, the Continuance may have material tax consequences to Shareholder that may or may not be adverse to any particular Shareholders depending on the Shareholder’s particular circumstances. For a more detailed explanation of the tax consequences, see “Material United States Federal Income Tax Consequences” and “Material Canadian Income Tax Consequences” on pages 38 and 32, respectively, of this proxy statement/prospectus.

Due notice of the time, place and purpose of the Meeting will be mailed to each Shareholder, whether voting or non-voting, at the address of the Shareholder as it appears on the records of the corporation, in accordance with Section 171 of the BCBCA. At the Meeting, the Continuance will be considered and a vote taken for its adoption or rejection. If at least two-thirds of the shares present in person or represented by proxy at the Meeting and entitled to vote thereat vote for the adoption of the Continuance, we will then file a Certificate of Corporate Domestication with the Secretary of State of Delaware. The current officers and directors of the British Columbia company will be the officers and directors of the Delaware company. Upon the filing of the Certificate of Corporate Domestication and Certificate of Incorporation with the Delaware Secretary of State in accordance with Section 308 of the BCBCA and Section 388 of the DGCL, respectively, and payment of all fees prescribed thereby, together with the compliance with all other requirements, the Continuance will become effective in accordance with Section 308 of the BCBCA and Section 388 of the DGCL. Upon receipt of the signed Certificate of Corporate Domestication and payment of all applicable fees, the Delaware Secretary of State will issue a stamped and filed copy of the Certificate of Corporate Domestication and the British Columbia Registrar of Companies will issue a Certificate of Discontinuance, and the Continuance will be effective on the date shown in the Certificate of Corporate Domestication.

Reasons for the change in domicile

The Continuance is being proposed in order to reorganize the Company as a Delaware corporation. We believe the Continuance to Delaware will more accurately reflect our operations, which have largely been based in the United States and provide other expected and potential benefits. We have the following principal reasons for proposing this Continuance:

•        We have more of a business connection to the United States than to Canada. Our executive officers, customers and employees are all located in the United States and the majority of directors on our board of directors are located in the United States.

•        We access capital markets primarily though the Nasdaq Capital Market, where our common shares and some of our warrants are quoted for trading. The Nasdaq Capital Market is located in the United States.

•        On January 1, 2024, we lost our exemption as a foreign private issuer for the purposes of the SEC. As we are considered a domestic issuer for SEC reporting requirements, as well as a reporting issuer in the Province of British Columbia, we currently have to prepare our financial statements and reporting to meet the accounting standards and reporting requirements of both countries. This dual-reporting of the results of our operations represents a significant added expense for the Company. We expect to spend less money on legal and regulatory compliance as a Delaware company.

•        The Continuance is also intended to enhance Shareholder value over the long term primarily by increasing our acceptance in the capital markets and improving the marketability of our common stock.

•        We expect the move would facilitate merger and acquisition activity with other U.S.-based entities when using equity as a portion of the purchase price. Stock-for-stock exchanges between U.S. entities can have favorable tax treatment for the acquired company as compared to transactions between a Canadian and U.S. entity.

•        It allows for improved employee incentives using tax-advantaged equity instruments, given that the overwhelming majority of our management and employees (in addition to our clients and our Shareholders) are in the U.S.

In recommending the Continuance, our board of directors considered that potential investors, lenders and strategic partners in the United States are more comfortable dealing with U.S. corporations than British Columbia or other foreign corporations. The board chose the State of Delaware to be our domicile because it believes the more favorable corporate environment afforded by Delaware will help us compete more effectively with other public companies, many of which are incorporated in Delaware, in raising capital and in attracting and retaining skilled, experienced outside directors.

Additionally, the Continuance will eliminate cross-border financing issues and concerns of United States institutional lenders, thereby providing the Company greater access to needed financing to meet our growing business requirements.

Charter Documents following the Continuance

Upon completion of the Continuance, the Company’s charter documents will be comprised of the Certificate of Domestication, the Certificate of Incorporation and the Bylaws, in the forms attached hereto as Appendix B, C and D, respectively.

Authorized Capital in Connection with Continuance

The Certificate of Incorporation of Versus Delaware, attached hereto as Appendix C, will provide that the authorized capital of the Versus Delaware will be 80,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Our articles presently provide that the Company is authorized to issue an unlimited number of common shares, no par value, and an unlimited number of Class A Shares, no par value.

Financial Statement Reporting

In the Company’s annual assessment of its foreign private issuer status on June 30, 2023, it determined that it no longer meets the requirements of a foreign private issuer. As a result, as of January 1, 2024, the Company was no longer permitted to follow the corporate governance practices of its home country (Canada) and to avail itself of the reduced disclosure requirements and applicable exemptions from U.S. securities rules and regulations. Effective on January 1, 2024, the Company transitioned to U.S. domestic reporting status and became subject to the reporting requirements of domestic U.S. issuers. The Continuance, once completed, will not result in any change to our becoming subject to the reporting requirements of domestic U.S. issuers, or to our requirements to file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q. In addition, upon completion of the Continuance, we will continue to be required to prepare our consolidated financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) in the U.S.

Effective time of the Continuance

The Continuance will become effective upon:

1.      approval of the Continuance Special Resolutions by our Shareholders at the Meeting or any adjournment thereof;

2.      the delivery of an application for continuance and related documents to the British Columbia Registrar of Companies in accordance with Section 308 of the BCBCA;

3.      receipt of approval from the Registrar;

4.      the delivery of the Certificate of Corporate Domestication and the Certificate of Incorporation to the Delaware Secretary of State in accordance with DGCL Section 388; and

5.      the issuance of the stamped the Certificate of Corporate Domestication and the Certificate of Incorporation by the Secretary of State of Delaware.

We anticipate that the Certificate of Incorporation and the Certificate of Corporate Domestication will be filed promptly after the Meeting of our Shareholders, although our board of directors may delay completion of the Continuance for some period of time after Shareholder approval pending receipt of third party consents or for other business reasons.

Conditions to the consummation of the Continuance

The Company’s board of directors has adopted and approved the Continuance. Therefore, the only condition required for the Company to adopt the Continuance and become continued into Delaware is that the Shareholders must duly approve the Continuance pursuant to the proposed Continuance Special Resolutions. The only material consent, approval or authorization of or filing with any governmental entity required to consummate the Continuance are the approval of the Shareholders of the Company in accordance with the BCBCA and the filing of the Certificate of Corporate Domestication and the Certificate of Incorporation and related documents with the British Columbia Registrar of Companies and the Secretary of State of Delaware.

Exchange of share certificates

No exchange of certificates that, prior to the Continuance, represented our common shares is required with respect to the Continuance and the transactions contemplated by it. Promptly after the effective time of the Continuance, we will mail to each record holder of certificates that immediately prior to the effective time of the Continuance represented our common shares, a letter of transmittal and instructions for use in surrendering those certificates. Upon the surrender of each certificate formerly representing our common shares, together with a properly completed letter of transmittal, we will issue in exchange a share certificate of the Company representing our common stock of the Delaware company, and the stock certificate representing shares in the British Columbia company will be cancelled. Until so surrendered and exchanged, each certificate of our common shares shall represent solely the right to receive shares in the Delaware company.

Warrants and stock options

As of the effective time of the Continuance, all warrants and options to purchase our common shares granted or issued prior to the effective time of the Continuance will convert automatically, on a one-for-one basis, into warrants and options to purchase shares of common stock in Versus Delaware that are identical to the warrants and options to purchase Versus British Columbia common shares in all material respects. The common stock underlying such warrants and options to purchase shares of common stock in Versus Delaware are being registered under the registration statement of which this proxy statement/prospectus is a part.

Shares Being Registered

At the date of this proxy statement/prospectus, there are (i) 2,506,015 of our common shares issued and outstanding, (ii) 28,990 options to purchase our common shares outstanding and (iii) 896,645 warrants to purchase our common shares outstanding The outstanding common shares and the common stock underlying the outstanding warrants and options to purchase shares of common stock are being registered under the registration statement of which this proxy statement/prospectus is a part. This proxy statement/prospectus relates to the common shares of the Company that, upon approval of the special resolution at the Meeting and the completion of the necessary procedures under the BCBCA and the DGCL, will be registered as common stock of our continued Company.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUANCE DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS AND RECOMMENDS THAT SHAREHOLDERS APPROVE THE CONTINUANCE.

In reaching its decision, the board of directors reviewed the fairness to the Company and its Shareholders of the proposed Continuance and considered, without assigning relative weights to, the following factors:

•        the Company’s principal executive officers and all of its employees are located in the U.S.;

•        the Company believes that most of the Company’s customers are located in the U.S.;

•        the majority of the Company’s Shareholders are residents outside of Canada;

•        the Company believes that there will be minimal Canadian tax consequences of the proposed Continuance;

•        the Company believes that after the Continuance, the Company will only be required to prepare its consolidated financial statements in accordance with US GAAP;

•        the Company believes that the proposed Continuance will provide the Company with access to a larger capital market; and

•        the Shareholders have an opportunity to vote on the proposed Continuance.

Without relying on any single factor listed above more than any other factor, but rather based upon a consideration of all such factors taken as a whole, the Company’s board of directors has concluded that the Continuance proposal is fair to the Company and its Shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED CONTINUANCE SPECIAL RESOLUTIONS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.

VOTING AND PROXY INFORMATION

Solicitation of Proxies

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the management of Company for use at the Meeting, for the purposes set forth in the notice of special general meeting (the “Notice”) accompanying this proxy statement/prospectus. Solicitation of proxies will be primarily by mail, but may also be undertaken by way of telephone, internet, facsimile or oral communication by the directors, officers and regular employees of the Company, at no additional compensation. Costs associated with the solicitation of proxies will be borne by the Company.

Appointment and Revocation of Proxyholders

Accompanying this proxy statement/prospectus is an instrument of proxy for use at the Meeting. Shareholders who are unable to attend the Meeting in person and wish to be represented by proxy are required to date and sign the enclosed instrument of proxy and return it in the enclosed return envelope. All properly executed instruments of proxy for Shareholders must be mailed so as to reach or be deposited at the offices of Computershare Investor Services (Attention: Proxy Department) at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1 not later than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) prior to the time set for the Meeting or any adjournment thereof. An instrument of proxy may also be voted using a touch tone telephone at 1-866-732-VOTE (8683). Alternatively, a registered Shareholder can complete internet voting by logging on at www.investorvote.com and entering the CONTROL NUMBER located on the address box of the Shareholder’s instrument of proxy.

The persons designated in the instrument of proxy are officers and/or directors of the Company. A Shareholder has the right to appoint a person (who need not be a Shareholder) other than the persons designated in the accompanying instrument of proxy, to attend at and represent the Shareholder at the Meeting. To exercise this right, a Shareholder should insert the name of the designated representative in the blank space provided on the instrument of proxy and strike out the names of management’s nominees. Alternatively, a Shareholder may complete another appropriate instrument of proxy.

Signing of Proxy

The instrument of proxy must be signed by the Shareholder or the Shareholder’s duly appointed attorney authorized in writing or, if the Shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney of that corporation. An instrument of proxy signed by a person acting as attorney or in some other representative capacity (including a representative of a corporate Shareholder) should indicate that person’s capacity (following his or her signature) and should be accompanied by the appropriate instrument evidencing qualification and authority to act (unless such instrument has previously been filed with the Company).

Revocability of Proxies

A Shareholder who has submitted an instrument of proxy may revoke it at any time prior to the exercise thereof. In addition to any manner permitted by law, a proxy may be revoked by instrument in writing executed by the Shareholder or by his or her duly authorized attorney or, if the Shareholder is a corporation, under its corporate seal or executed by a duly authorized officer or attorney of that corporation and deposited either: (i) at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the instrument of proxy is to be used; or (ii) with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof. In addition, an instrument of proxy may be revoked: (i) by the Shareholder personally attending the Meeting and voting the securities represented thereby or, if the Shareholder is a corporation, by a duly authorized representative of the corporation attending at the Meeting and voting such securities; or (ii) in any other manner permitted by law.

Voting of Proxies and Exercise of Discretion by Proxyholders

All shares represented at the Meeting by properly executed proxies will be voted on any ballot that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the instrument of proxy, the shares represented by the instrument of proxy will be voted in accordance with such instructions. The management designees named in the accompanying instrument of proxy will vote or withhold from voting the shares in respect of which they are appointed in accordance with the direction of the Shareholder appointing him or her on any ballot that may be called for at the Meeting. In the absence of such direction, such shares will be voted “FOR” the proposed resolutions at the Meeting. The accompanying instrument of proxy confers discretionary authority upon the persons named therein with respect to amendments of or variations to the matters identified in this proxy statement/prospectus and with respect to other matters that may properly be brought before the Meeting. In the event that amendments or variations to matters identified in this proxy statement/prospectus are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the management designees to vote in accordance with their best judgment on such matters or business. At the time of printing this proxy statement/prospectus, the management of the Company knows of no such amendment, variation or other matter to come before the Meeting other than the matters referred to in this proxy statement/prospectus.

Record Date and Quorum

The board of directors of the Company has fixed April 25, 2024 as the record date for the Meeting for Shareholders. Only Shareholders at the close of business on April 25, 2024 are entitled to receive notice of the Meeting and to vote thereat and at any adjournment or postponement thereof in accordance with the voting rights set out in the current Articles of the Company. Under the current Articles of the Company, a quorum of Shareholders is present at a meeting if there are two Shareholders, or one or more proxyholder(s) representing two Shareholders, or one member and a proxyholder representing another Shareholder.

Multiple Proxies and/or Voting Instruction Forms

Registered Shareholders have the right to dissent with respect to the Continuance Resolution (the “Dissent Rights”). Those registered Shareholders who validly exercise their Dissent Rights will be entitled to be paid fair value of their shares. In order to validly exercise the Dissent Rights, registered Shareholders must strictly comply with the dissent procedures as set out in Sections 237 to 247 of the BCBCA, a copy of which is attached to the accompanying proxy statement/prospectus as Appendix E and as more particularly described in the proxy statement/prospectus.

DISSENTERS’ RIGHTS

The following is a summary of the operation of the provisions of the BCBCA relating to Shareholders’ dissent and appraisal rights in respect of the Continuance, does not purport to provide a comprehensive statement of the procedures to be followed by a Shareholder seeking to exercise its dissent and appraisal rights and is qualified in its entirety by reference to the full text of Part 8, Division 2 of the BCBCA, which is reproduced in Appendix E to this proxy statement/prospectus. Section 238 of the BCBCA requires strict compliance with the procedures established therein and failure to comply may result in a Shareholders’ loss of its dissent and appraisal rights pursuant to the BCBCA. Any Shareholder considering the exercise of the right of dissent should seek legal advice, since failure to comply strictly with the provisions of the BCBCA may prejudice its right of dissent.

Persons who are beneficial owners of shares (meaning that their shares are not registered in their own name, but instead, in the name of a broker, custodian, nominee or other intermediary) who wish to dissent should be aware that only registered holders of shares are entitled to dissent. Accordingly, a beneficial owner wishing to exercise the right of dissent must make arrangements for the shares beneficially owned to be registered in their name prior to the time the written objection to the Continuance Resolution is required to be received by the Company or, alternatively, make arrangements for the registered holder of such shares to dissent on their behalf.

Pursuant to Section 238 of the BCBCA, any Shareholder who dissents from the Continuance Resolution (a “Continuance Dissenting Shareholder”) in compliance with Sections 237 to 247 of the BCBCA will be entitled to be paid by the Company the fair value of the shares held by such Continuance Dissenting Shareholder determined as at the point in time immediately before the passing of the Continuance Resolution. A Continuance Dissenting Shareholder must dissent with respect to shares in which it owns a beneficial interest.

The filing of a notice of dissent deprives a Continuance Dissenting Shareholder of the right to vote at the Meeting, except if such Continuance Dissenting Shareholder ceases to be a Continuance Dissenting Shareholder in accordance with the dissent rights. For greater certainty, a Shareholder who wishes to exercise its dissent rights may not vote in favour of the Continuance. A Shareholder who wishes to dissent must deliver written notice of dissent to the Company at its registered office, which is 1558 West Hastings Street Vancouver BC V6G 3J4 Canada, Attn: Chief Financial Officer, at least two days before the date on which the Continuance Resolution is to be voted upon and such notice of dissent must strictly comply with the requirements of Section 242 of the BCBCA.

In particular, the written notice of dissent must set out the number of shares in respect of which the notice of dissent is to be sent and: (a) if such shares constitute all of the shares of which the Shareholder is the registered and beneficial owner, a statement to that effect; (b) if such shares constitute all of the shares of which the Shareholder is both the registered and beneficial owner but if the Shareholder owns additional shares beneficially, a statement to that effect and the names of the registered Shareholders, the number and the class and series, if applicable, of shares held by such registered owners and a statement that written notices of dissent have or will be sent with respect to such shares; or (c) if the dissent rights are being exercised by a registered owner who is not the beneficial owner of such shares, a statement to that effect and the name of the beneficial owner and a statement that the registered owner is dissenting with respect to all shares of the beneficial owner registered in such registered owner’s name.

The Company is required, promptly after the later of (i) the date on which the Company forms the intention to proceed with the Continuance; and (ii) the date on which the written notice of dissent was received, to notify each Continuance Dissenting Shareholder of its intention to act on the Continuance. Upon receipt of such notification, each Continuance Dissenting Shareholder is then required, if the Continuance Dissenting Shareholder wishes to proceed with the dissent, within one month after the date of such notice to send to the Company (a) a written statement that the Continuance Dissenting Shareholder requires the Company to purchase all of its shares; (b) the certificates, if any, representing such shares; and (c) if the dissent right is being exercised by the Continuance Dissenting Shareholder on behalf of a beneficial owner who is not the Continuance Dissenting Shareholder, a statement signed by the beneficial owner which sets out whether the beneficial owner is the beneficial owner of other shares, and if so, (i) the names of the registered owners of such shares; (ii) the number of such shares; and (iii) that dissent is being exercised in respect of such shares. A Shareholder who fails to send the Company, within the required time frame, the written statements described above and the certificates representing the shares in respect of which the Continuance Dissenting Shareholder dissents, forfeits its right to dissent.

On sending the required documentation to the Company, the fair value for a Continuance Dissenting Shareholder’s shares will be determined as follows: (a) if the Company and a Continuance Dissenting Shareholder agree on the fair value of the shares, then the Company must promptly pay that amount to the Continuance Dissenting Shareholder or promptly send notice to the Continuance Dissenting Shareholder that the Company is lawfully unable to pay the Continuance Dissenting Shareholders for their shares; or (b) if a Continuance Dissenting Shareholder and the Company are unable to agree on a fair value, the Continuance Dissenting Shareholder may apply to the Supreme Court of British Columbia to determine the fair value of the shares, and the Company must pay to the Continuance Dissenting Shareholder the fair value determined by such Court or promptly send notice to the Continuance Dissenting Shareholder that the Company is lawfully unable to pay the Continuance Dissenting Shareholders for their shares.

The Company will be lawfully unable to pay the Continuance Dissenting Shareholder the fair value of their shares if the Company is insolvent or would be rendered insolvent by making the payment to the Continuance Dissenting Shareholder. In such event, Continuance Dissenting Shareholders will have 30 days to elect to either (a) withdraw their dissent or (b) retain their status as a claimant and be paid as soon as the Company is lawfully able to do so or, in a liquidation, be ranked subordinate to its creditors but in priority to its Shareholders.

If the Continuance is not implemented for any reason, Continuance Dissenting Shareholders will not be entitled to be paid the fair value for their shares and the Continuance Dissenting Shareholders will be entitled to the return of any share certificates delivered to the Company in connection with the exercise of the dissent rights.

COMPARATIVE RIGHTS OF SHAREHOLDERS

After the Continuance, the Shareholders of the former British Columbia corporation will become the stockholders of shares of common stock of a Delaware corporation organized under the DGCL. Differences between the DGCL and the BCBCA will result in various changes in the rights of Shareholders. The following is a summary description of the more significant differences. This summary description is qualified by reference to the DGCL and the BCBCA.

Comparison of Shareholder Rights

We are a corporation governed by the BCBCA. The following discussion summarizes material differences between the rights of holders of our common shares and the rights of holders of the common share of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of British Columbia and Delaware. This summary is qualified in its entirety by reference to the DGCL, the BCBCA and our articles.

	Delaware	British Columbia
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL,

Under the BCBCA and our articles, certain changes to our authorized share structure and the change of our name may be approved by a resolution of the directors the Company. Under the BCBCA and our articles, certain extraordinary company alterations, such as to continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business), liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Holders of common shares vote together at all meetings of shareholders except meetings at which only holders of a particular class are entitled to vote.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

Delaware	British Columbia

(iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

Subject to applicable securities laws, which may impose certain “Issuer bid” or tender offer requirements, under the BCBCA, arrangements with shareholders, creditors and other persons are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

	Delaware	British Columbia
Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

	Delaware	British Columbia
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the stockholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts. As another example, a stockholder is entitled to appraisal rights in connection with the transfer, continuance or domestication of a Delaware corporation to a non-U.S. entity, subject to certain exceptions.

The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where the company resolves to (i) alter its articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition

Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

	Delaware	British Columbia
Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.

Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of the issued shares of the company that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Under the BCBCA, a company may pay a dividend in money or other property unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render the company insolvent.

The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). The Company is permitted, under its articles, to acquire any of its shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a

	Delaware	British Columbia

company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it. Our common shares are not subject to a right of redemption.

Vacancies on Board of Directors

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and our articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy.

Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors who were elected or appointed as directors at an annual general meeting of shareholders.

Under the BCBCA and our articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Constitution and Residency Of Directors	The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	The BCBCA does not place any residency restrictions on the boards of directors.
Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board of directors or with cumulative voting, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Our articles allow for the removal of a director by special resolution of the shareholders.

According to our articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re-appointment.

	Delaware	British Columbia
Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may inspect the corporation’s books and records for a proper purpose.

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders, to the extent permitted under our articles, and former directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of stockholders; provided that unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares; provided, that a corporation is not required to conduct a meeting or solicit stockholder votes to amend its charter to (a) effectuate a forward stock split and (b) proportionately increase its authorized shares, so long as the corporation has only one class of stock outstanding and it is not divided into series; and provided further, that for public corporations with a class of securities listed on a national securities exchange, charter amendments to effectuate reverse stock splits or changes in authorized shares (other than as provided above in connection with forward stock splits) will now only require the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon at a stockholder meeting, acting as a single class, provided that the affected class of stock continues to meet the listing requirements of the applicable national securities exchange regarding any minimum number of holders after giving effect to such amendment.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in the company’s articles, or (iii) if the company’s articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in the company’s authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our articles provide that certain changes to our share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of a directors’ resolution. A company may, by special resolution of shareholders, create or alter special rights and restrictions attached to a series or class of shares. If, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Our articles also provide that the shareholders may from time to time, by special resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

	Delaware	British Columbia

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; or (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at the company’s request, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment actually and reasonably incurred by him or her in respect of any legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or

	Delaware	British Columbia

was substantially successful on the merits in the outcome of such eligible proceeding. On application from us or from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement.

As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

Limited Liability of Directors

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

	Delaware	British Columbia
Stockholder/Shareholder Lawsuits

Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

	Delaware	British Columbia
Oppression Remedy

Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, there is no remedy under the DGCL that is comparable to the BCBCA’s oppression remedy.

The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors are being or have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board of directors the right to issue new classes of preferred stock with voting, conversion, dividend distribution, and other rights to be determined by the board of directors at the time of issuance, which could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a stockholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude stockholders from realizing a potential premium over the market value of their shares.

Under the BCBCA, once a class of preferred shares has been created, the board of directors may be authorized, without shareholder approval, but subject to the provisions of the articles and BCBCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as our board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to those of the common shares. Under the BCBCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

The BCBCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

	Delaware	British Columbia
Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of CAD$2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting in the prescribed form. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least two years before the date of signing the proposal.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

We have included Advance Notice Provisions (as defined in the “Description of Share Capital” section above) in our articles. Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time periods.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES

The following is a summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) of the Continuance generally applicable to the Company and to Shareholders who, for the purposes of the Tax Act and at all relevant times, (i) deal at arm’s length with the Company, (ii) are not affiliated with the Company, and (iii) hold common shares of the Company (“Shares”) as capital property. Shares will generally be capital property of a Shareholder unless they are held in the course of carrying on a business of trading or dealing in securities or have been acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Shareholder: (i) that is a “financial institution” for the purposes of the mark-to-market rules in the Tax Act; (ii) an interest in which is or would be a “tax shelter investment”; (iii) that reports its “Canadian tax results” in a currency other than Canadian currency; (iv) that is a “specified financial institution”; (v) that has entered or enters into a “derivative forward agreement” or “synthetic disposition arrangement” with respect to the Shares; (vi) who acquired the Shares under or in connection with an employee stock option plan or any other equity based compensation arrangement; (vii) that is exempt from tax under Part I of the Tax Act; (viii) that is a partnership; (ix) in respect of whom the Company is a foreign affiliate; or (x) that is a corporation resident in Canada and is, or becomes (or does not deal at arm’s length for the purposes of the Tax Act with a corporation resident in Canada that is or becomes), as part of a series of transactions or events that includes the Continuance, controlled by one non-resident person or a group of non-resident persons not dealing with each other at arm’s length for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act, all as defined in the Tax Act. Such Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

This summary is based on the facts set out in this proxy statement/prospectus, the current provisions of the Tax Act and the regulations thereunder in force as of the date hereof, all specific proposals (the “Proposed Amendments”) to amend the Tax Act or the regulations thereunder that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). No assurance can be given that the Proposed Amendments will be enacted in their current proposed form, or at all. This summary does not take into account or anticipate any other changes to the law, whether by legislative, governmental, or judicial decision or action, nor does it take into account provincial, territorial, or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein.

This summary assumes that the Company will cease to be resident in Canada for the purposes of the Tax Act at the time of the Continuance and that, from the time of the Continuance and at all relevant times thereafter, the Company will be a resident of the United States for the purposes of the Canada-U.S. Tax Convention (1980), as amended (the “Treaty”) and will be entitled to the full benefits of the Treaty.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. Therefore, Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

Currency Conversion

For the purposes of the Tax Act, all amounts must be determined in Canadian dollars based on an appropriate exchange rate as determined in accordance with the provisions of the Tax Act.

The Company

Upon the Continuance, the Company will cease to be resident in Canada for the purposes of the Tax Act and will thereafter no longer be subject to Canadian income tax on its worldwide income (but will be subject to U.S. federal and state tax). However, if after the Continuance the Company carries on a business through a permanent establishment in Canada (as defined in the Treaty), it will be subject to Canadian income tax on its business profits attributable to that permanent establishment.

For the purposes of the Tax Act, the Company’s taxation year will be deemed to have ended immediately before it ceases to be resident in Canada and a new taxation year will be deemed to have begun at that time. Immediately before its deemed year-end, the Company will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of such properties and to have reacquired such properties immediately thereafter at a cost amount equal to the fair market value. The Company will be subject to income tax under Part I of the Tax Act on any income and net taxable capital gains realized as a result of the deemed dispositions of its properties.

The Company will also be subject to an additional “emigration tax” under Part XIV of the Tax Act on the amount, if any, by which the fair market value, immediately before its deemed year-end resulting from the Continuance, of all of its property exceeds the total of certain of its liabilities and the paid-up capital of all of its issued and outstanding shares immediately before the deemed year-end. This additional tax is generally payable at the rate of 25 percent (25%), but will be reduced to 5 percent (5%) under the Treaty unless it can reasonably be concluded that one of the main reasons for our Company becoming resident in the United States was to reduce the amount of emigration tax or Canadian withholding tax under Part XIII of the Tax Act.

The Company’s management has reviewed the Company’s assets, liabilities, paid-up capital, and tax loss carryforwards and expects that no Canadian federal income taxes will be payable by the Company as a result of the Continuance. This conclusion is based in part on determinations of factual matters including the fair market value of the Company’s property, and counsel expresses no opinion on such matters of factual determination. Furthermore, facts underlying the Company’s assumptions and conclusions may also change prior to the effective time of the Continuance. The Company has not applied to the CRA for a ruling as to the amount of Canadian federal income taxes payable by the Company as a result of the Continuance and does not intend to apply for such a ruling given the factual nature of the determinations involved. There can be no assurance that the CRA will accept the valuations or the positions that the Company has adopted in calculating the amount of Canadian federal income taxes that will be payable upon the Continuance. Accordingly, there is no assurance that the CRA will conclude after the effective time of the Continuance that no Canadian federal income taxes are due as a result of the Continuance or that the amount of Canadian federal income taxes found to be due will not be significant.

Shareholders Resident in Canada

The following portion of this summary is generally applicable to Shareholders who, for the purposes of the Tax Act and at all relevant times, are, or are deemed to be, resident in Canada (“Canadian Resident Shareholders”).

Continuance

A Canadian Resident Shareholder should not be considered to have disposed of its Shares as a result of the Continuance. A Canadian Resident Shareholder should therefore not be considered to have realized either a capital gain or a capital loss by reason only of the Continuance. The Continuance should also not have an effect on the adjusted cost base of a Canadian Resident Shareholder’s Shares.

Dividends on Shares Following Continuance

Dividends on the Shares received by a Canadian Resident Shareholder following the Continuance will be required to be included in the Canadian Resident Shareholder’s income for the purposes of the Tax Act. Such dividends received by a Canadian Resident Shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A Canadian Resident Shareholder that is a corporation will be required to include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A Canadian Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as proposed to be defined in the Tax Act pursuant to revised Proposed Amendments released on November 28, 2023) will be subject to an additional tax (refundable in certain circumstances) in respect of its “aggregate investment income” for the year, which is defined to include amounts in respect of certain dividends.

Any U.S. non-resident withholding tax imposed on such dividends should generally be eligible, subject to the detailed rules and limitations under the Tax Act, to be credited against the Canadian Resident Shareholder’s income tax or deducted from the Canadian Resident Shareholder’s income. Canadian Resident Shareholders should consult with and rely on their own tax advisors with respect to the availability of a Canadian foreign tax credit or deduction having regard to their particular circumstances.

Dispositions of Shares Following Continuance

A disposition by a Canadian Resident Shareholder of Shares following the Continuance generally will result in the Canadian Resident Shareholder realizing a capital gain (or a capital loss) to the extent that the proceeds of disposition received, net of any reasonable costs of the disposition, exceed (or are exceeded by) the aggregate adjusted cost base of such shares to such Canadian Resident Shareholder immediately before the disposition. The tax treatment of capital gains and capital losses is discussed below under the heading “Shareholders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, a Canadian Resident Shareholder will be required to include in computing its income for a taxation year one-half of any capital gain (a “taxable capital gain”) realized by it in that year. Subject to and in accordance with the provisions of the Tax Act, a Canadian Resident Shareholder must deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Canadian Resident Shareholder in that year, and any excess may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years.

A Canadian Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as proposed to be defined in the Tax Act pursuant to revised Proposed Amendments released on November 28, 2023) will be subject to an additional tax (refundable in certain circumstances) in respect of its “aggregate investment income” for the year, which is defined to include amounts in respect of taxable capital gains.

Capital gains realized or deemed to be realized by individuals (other than certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. The Minister of Finance (Canada) announced proposed changes to the existing rules in the Tax Act relating to alternative minimum tax in the Federal Budget (Canada) on March 28, 2023. Proposed Amendments implementing those changes were released on August 4, 2023.

Foreign tax, if any, levied on any gain realized on a disposition of Shares may be eligible for a foreign tax credit under the Tax Act to the extent and under the circumstances described in the Tax Act. Canadian Resident Shareholders should consult with and rely on their own tax advisors with respect to the availability of a foreign tax credit having regard to their particular circumstances.

Foreign Property Information Reporting

A Canadian Resident Shareholder that is a “specified Canadian entity” (as defined in the Tax Act) for a taxation year or fiscal period and whose total “cost amount” (as defined in the Tax Act) of “specified foreign property” (as defined in the Tax Act), which will include the Shares following the Continuance, at any time in the taxation year or fiscal period exceeds CDN$100,000 will be required to file an information return with the CRA for the taxation year or fiscal period disclosing certain prescribed information in respect of such property. Penalties may apply where a Canadian Resident Shareholder fails to file the required information return in respect of such Canadian Resident Shareholder’s specified foreign property on a timely basis in accordance with the Tax Act. The reporting rules in the Tax Act relating to specified foreign property are complex and this summary does not purport to address all circumstances in which reporting may be required by a Canadian Resident Shareholder. Canadian Resident Shareholders should consult with and rely on their own tax advisors regarding compliance with these reporting requirements having regard to their particular circumstances.

Dissenting Canadian Resident Shareholders

A Canadian Resident Shareholder who properly exercises Dissent Rights in respect of its Shares (a “Dissenting Canadian Resident Shareholder”) will be entitled to be paid the fair value of such Shares by the Company. A Dissenting Canadian Resident Shareholder will be deemed to have received a dividend equal to the amount, if any, paid by the Company (other than any amount in respect of interest, if any, awarded by the Court) in excess of the paid-up capital of its Shares immediately before such payment. Any such deemed dividend must be included in computing the Dissenting Canadian Resident Shareholder’s income for the purposes of the Tax Act.

Such dividends deemed to be received by a Dissenting Canadian Resident Shareholder that is an individual (including a trust) will generally be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to taxable dividends received from corporations resident in Canada. Dividends received or deemed to be received by individuals (other than certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. The Minister of Finance (Canada) announced proposed changes to the existing rules in the Tax Act relating to alternative minimum tax in the Federal Budget (Canada) on March 28, 2023. Proposed Amendments implementing those changes were released on August 4, 2023.

Generally, such dividends deemed to be received by a Dissenting Canadian Resident Shareholder that is a corporation will be included in computing the corporation’s income, but will be deductible in computing the corporation’s taxable income, subject to certain limitations in the Tax Act. The amount of this deemed dividend could, in some circumstances, be treated as proceeds of disposition under subsection 55(2) of the Tax Act. A Dissenting Canadian Resident Shareholder that is a “private corporation” (as defined in the Tax Act) or a “subject corporation” (as defined for the purposes of Part IV of the Tax Act) generally will be subject to an additional tax (refundable in certain circumstances) to the extent such dividends are deductible in computing the Dissenting Canadian Resident Shareholder’s taxable income.

The difference between the amount paid by the Company to a Dissenting Canadian Resident Shareholder (other than any amount in respect of interest, if any, awarded by the Court) and the deemed dividend, if any, received by the Dissenting Canadian Resident Shareholder, as described above, will be treated as proceeds of disposition of the Shares for the purposes of computing any capital gain (or capital loss). Any such capital gain (or capital loss) will be subject to the same tax treatment as described above under the heading “Shareholders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

The amount of a capital loss realized on the disposition of a Share by a Dissenting Canadian Resident Shareholder that is a corporation may, to the extent and under the circumstances specified in the Tax Act, be reduced by the amount of dividends received or deemed to be received on such share. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such shares, directly or indirectly, through a partnership or trust. Dissenting Canadian Resident Shareholders who may be affected by these rules should consult with and rely on their own tax advisors having regard to their particular circumstances.

Interest, if any, awarded by the Court to a Dissenting Canadian Resident Shareholder will be included in the Dissenting Canadian Resident Shareholder’s income for the purposes of the Tax Act.

A Dissenting Canadian Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as proposed to be defined in the Tax Act pursuant to revised Proposed Amendments released on November 28, 2023) will be subject to an additional tax (refundable in certain circumstances) in respect of its “aggregate investment income” for the year, which is defined to include amounts in respect of interest.

Dissenting Canadian Resident Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

Eligibility for Investment

Provided that the Shares continue to be listed on a “designated stock exchange” (as defined in the Tax Act) (which currently includes the Nasdaq) at the time of the Continuance and thereafter, the Shares will be qualified investments under the Tax Act for a trust governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), registered education savings plan (“RESP”), registered disability savings plan (“RDSP”), tax-free savings account (“TFSA”), first home savings account (“FHSA”) (collectively, “Registered Plans”), or deferred profit sharing plan.

Notwithstanding the foregoing, the holder of a TFSA, FHSA, or RDSP, annuitant of an RRSP or RRIF, or subscriber of an RESP, as applicable, will be subject to a penalty tax if the Shares are a “prohibited investment” for the purposes of the Tax Act for such Registered Plan. The Shares will not be a prohibited investment for a Registered Plan, provided that the holder of the TFSA, FHSA, or RDSP, annuitant of the RRSP or RRIF, or subscriber of the RESP, as applicable, (i) deals at arm’s length with the Company for the purposes of the Tax Act, and (ii) does not have a “significant interest” (as defined in subsection 207.01(4) of the Tax Act) in the Company. In addition, the Shares will not be a prohibited investment if such shares are “excluded property” (as defined in subsection 207.01(1) of the Tax Act) for a Registered Plan.

Resident Shareholders who hold their Shares in a Registered Plan should consult with and rely on their own tax advisors in this regard having regard to their particular circumstances.

Shareholders Resident in the United States

The following portion of this summary is generally applicable to Shareholders who, at all relevant times, are resident in the United States for the purposes of the Tax Act and the Treaty and entitled to the full benefits of the Treaty, and who do not and will not use or hold their Shares in the course of carrying on a business in Canada (“U.S. Resident Shareholders”). Special rules, which are not discussed in this summary, may apply to a Shareholder that is a non-resident insurer that carries on an insurance business in Canada and elsewhere. Such Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

Continuance

A U.S. Resident Shareholder should not be considered to have disposed of its Shares as a result of the Continuance. A U.S. Resident Shareholder should therefore not be considered to have realized either a capital gain or a capital loss by reason only of the Continuance. The Continuance should also not have an effect on the adjusted cost base of a U.S. Resident Shareholder’s Shares.

Dividends on Shares Following Continuance

Following the Continuance, U.S. Resident Shareholders will not be subject to Canadian withholding tax on dividends received from the Company.

Dispositions of Shares Following Continuance

A U.S. Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Shares after the Continuance, unless such Shares are “taxable Canadian property” of the U.S. Resident Holder at the time of disposition for the purposes of the Tax Act.

Provided that the Shares are listed on a “designated stock exchange” (as defined in the Tax Act) (which currently includes the Nasdaq) at a particular time, the Shares will generally not be taxable Canadian property of a U.S. Resident Holder at that time, unless at any time during the 60-month period preceding that time: (i) 25% or more of the issued shares of any class of our capital stock were owned by or belonged to one or any combination of the U.S. Resident Holder, persons with whom the U.S. Resident Holder did not deal at arm’s length, and partnerships in which the U.S. Resident Holder or a person who did not deal at arm’s length with the U.S. Resident Holder holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the Shares was derived directly or indirectly from one or any combination of real or immovable properties situated in Canada, Canadian resource properties, timber resource properties, and options in respect of, or interests in, or for civil law rights in, any such properties, whether or not such properties exist.

However, in certain circumstances, the Shares may be deemed to be taxable Canadian property of a U.S. Resident Holder for the purposes of the Tax Act. U.S. Resident Holders whose Shares may be taxable Canadian property should consult with and rely on their own tax advisors having regard to their particular circumstances.

Dissenting U.S. Resident Shareholders

A U.S. Resident Shareholder who properly exercises Dissent Rights in respect of its Shares (a “Dissenting U.S. Resident Shareholder”) will be entitled to be paid the fair value of such Shares by the Company. A Dissenting U.S. Resident Shareholder will be deemed to have received a dividend equal to the amount, if any, paid by the Company (other than any amount in respect of interest, if any, awarded by the Court) in excess of the paid-up capital of its Shares immediately before such payment. Such deemed dividend will be subject to withholding tax under the Tax Act at a rate of twenty-five percent (25%), but under the Treaty the rate of withholding will generally be reduced to fifteen percent (15%) (or to five percent (5%) for a company that holds at least 10% of our voting stock).

The difference between the amount paid by the Company to a Dissenting U.S. Resident Shareholder (other than any amount in respect of interest, if any, awarded by the Court) and the deemed dividend, if any, received by the Dissenting U.S. Resident Shareholder, as described above, will be treated as proceeds of disposition of the Shares for the purposes of computing any capital gain (or capital loss). A Dissenting U.S. Resident Holder will not be subject to tax under the Tax Act on any capital gain so realized, unless the Shares are “taxable Canadian property” of the U.S. Resident Holder at the time of disposition for the purposes of the Tax Act, as discussed above under the heading “Shareholders Resident in the United States — Disposition of Shares Following Continuance”.

Interest, if any, awarded by the Court to a Dissenting U.S. Resident Shareholder will generally not be subject to Canadian withholding tax under the Tax Act.

Dissenting U.S. Resident Shareholders should consult with and rely on their own tax advisors having regard to their particular circumstances.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the anticipated material U.S. federal income tax consequences to U.S. holders, as described below, arising from and relating to the Continuation of the Company.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the Continuation. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. holder that may affect the U.S. federal income tax consequences of the Continuation to such U.S. holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. holder. U.S. holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Continuation.

Scope of this Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury Regulations promulgated under the Code, published Internal Revenue Service (“IRS”) rulings, published administrative positions of the IRS, and U.S. court decisions that are applicable as of the date of this proxy statement/prospectus. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income).

U.S. Holders Definition

For purposes of this summary, a U.S. holder is a beneficial owner of shares of the Company that, for U.S. federal income tax purposes, is (a) an individual citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of its source, or (d) a trust if (i) such trust has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Non-U.S. Holders Definition

A non-U.S. holder is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of shares of the Company other than a U.S. holder. Subject to the discussion below under “Information Reporting; Backup Withholding Tax,” a non-U.S. holder generally should not be subject to U.S. federal income tax on gain, if any, recognized pursuant to the Continuation, unless (a) such gain is effectively connected with a U.S. trade or business of the non-U.S. holder (or, if the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, applies, such gain is attributable to a U.S. permanent establishment of the non-U.S. holder) or, (b) in the case of gain recognized by an individual non-U.S. holder, such individual is present in the U.S. for 183 days or more in the taxable year of the Continuation and certain other conditions are satisfied.

Non-U.S. holders should consult their own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences (including the potential application and operation of any tax treaties) of the Continuation.

Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

Except as otherwise specifically stated, this summary does not address the U.S. federal income tax consequences of the Continuation to U.S. holders that are subject to special provisions under the Code, including the following U.S. holders: (a) U.S. holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies or that are broker-dealers or dealers in securities; (c) U.S. holders that have a “functional currency” other than the U.S. dollar; (d) U.S. holders subject to the alternative minimum tax provisions of the Code; (e) U.S. holders that own shares of the Company as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. holders that acquired shares of the Company through the exercise of employee stock options or otherwise as compensation for services; (g) partners of partnerships that hold shares of the Company or owners of other entities classified as partnerships or “pass-through” entities for U.S. federal income tax purposes that hold shares of the Company; (h) U.S. holders that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of all classes of our shares, except as specifically discussed under the caption heading “— Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain”; (i) U.S. holders that hold shares of the Company other than as a capital asset within the meaning of Section 1221 of the Code; (j) expatriates or former long-term residents of the U.S.; (k) controlled foreign corporations; and (l) passive foreign investment companies. U.S. holders that are subject to special provisions under the Code, including U.S. holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the Continuation.

Tax Consequences in Other Jurisdictions Not Addressed

This summary does not address the U.S. state or local tax consequences, or the tax consequences in jurisdictions other than the U.S., of the Continuation to U.S. holders. Each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal, state, local, and foreign tax consequences of the Continuation.

Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences to U.S. holders of transactions entered into prior to, concurrently with, or subsequent to the Continuation (regardless of whether any such transaction is undertaken in connection with the Continuation), including, but not limited to, the following transactions: (a) any exercise of any stock option, warrant, or other right or obligation to acquire shares of the Company; (b) any conversion of any note, debenture, or other debt instrument of the Company into shares of the Company; or (c) any conversion of one class of shares of the Company into a different class of shares of the Company.

U.S. Federal Income Tax Consequences of the Continuation to U.S. Holders

The Continuation as a Tax-Deferred Reorganization

Qualification of the Continuation as a Tax-Deferred Reorganization

The U.S. federal income tax consequences of the Continuation will depend primarily upon whether the domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code.

Under Section 368(a)(1)(F) of the Code, a reorganization is a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Continuation, the Company will change its governing jurisdiction from the Province of British Columbia to Delaware. It is anticipated that the Continuation will qualify as an F Reorganization.

Assuming the Continuation qualifies as an F Reorganization, U.S. holders will generally not recognize gain or loss for U.S. federal income tax purposes on the Continuation, except as provided below under the caption heading “— Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain,” and the Continuation will generally be treated for U.S. federal income tax purposes as if Versus British Columbia (i) transferred all of its assets and liabilities to Versus Delaware in exchange for all of the outstanding shares of Versus Delaware; and (ii) then distributed the shares of Versus Delaware to the holders of shares of Versus British Columbia in liquidation of Versus British Columbia.

Assuming that the Continuation qualifies as an F Reorganization, the following U.S. federal income tax consequences should result to U.S. holders: (a) the aggregate tax basis of shares of our continued Company received by a U.S. holder in the Continuation should be equal to the aggregate tax basis of the Company shares exchanged therefor by such U.S. holder, increased by any amount included in the income of such U.S. holder as a result of

Section 367 of the Code (as discussed below), and (b) the holding period of shares of our continued Company received by a U.S. holder in the Continuation should include the holding period of the Company shares exchanged therefor by such U.S. holder.

Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain

Section 367(b) of the Code and the related Treasury Regulations may require the recognition of a deemed dividend or gain on the shares of certain U.S. holders for various inbound reorganizations. The Continuation of the Company to Delaware should be considered an inbound reorganization subject to the rules of Section 367(b).

Under Section 367(b) and the related Treasury Regulations, a (i) U.S. holder that owns (actually or constructively) ten percent (10%) or more of the total combined voting power of all classes of a foreign corporation that are entitled to vote or ten percent (10%) or more of the total value of all classes of foreign corporation stock (a “U.S. Shareholder”) and (ii) any foreign corporation that owns shares of the Company and with respect to which a U.S. holder is a U.S. Shareholder, must include in income as a deemed dividend all “earnings and profits amount” of the corporation attributable to the stock it directly owns, within the meaning of Treasury Regulations under Section 367 of the Code, in an inbound Continuation or reorganization. Complex attribution rules apply in determining whether a U.S. holder is a U.S. Shareholder and all U.S. holders should consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s earnings and profits amount with respect to shares in the Company is the net positive earnings and profits of the Company (as determined under Treasury Regulations under Section 367) attributable to such shares (as determined under Treasury Regulations under Section 367) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulations under Section 367 provide that the all earnings and profits amount attributable to a Shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of shares (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the Shareholder held the block of shares.

Therefore, if the Company had earnings and profits prior to the Continuation, a U.S. Shareholder and any foreign corporation that owns shares of the Company and with respect to which a U.S. holder is a U.S. Shareholder would have to recognize income as a deemed dividend on the earnings and profits attributable to their stock. However, the Company believes it does not have any earnings and profits for purposes of these rules, and therefore the imputation of a deemed dividend should not be applicable for a U.S. Shareholder or any foreign corporation that owns shares of the Company with a U.S. Shareholder. It is possible, however, that the amount of the Company’s cumulative net earnings and profits may be greater than expected through the date of the Continuation in which case a U.S. Shareholder and a foreign corporation that owns shares of the Company with a U.S. Shareholder would be required to include all of its earnings and profits amount in income as a deemed dividend under Treasury Regulations under Section 367 as a result of the Continuation.

Under Section 367(b) and the related Treasury Regulations, a U.S. holder that is not a U.S. Shareholder (as defined above) of a foreign corporation that is involved in an inbound reorganization subject to Section 367(b) will be required to recognize gain (but not loss) with respect to its shares in the Continuation or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such holder’s shares as described below.

Unless a U.S. holder makes the “all earnings and profits election” as described below, such U.S. holder generally must recognize gain (but not loss) with respect to shares received in the Continuation in an amount equal to the excess of the fair market value of such shares over the U.S. holder’s adjusted tax basis in the shares deemed surrendered in exchange therefor.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. holder may elect to include in income the all earnings and profits amount attributable to its shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)     a statement that the Continuation is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)    a complete description of the Continuation;

(iii)   a description of any stock, securities or other consideration transferred or received in the Continuation;

(iv)   a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)    a statement that the U.S. holder is making the election that includes (A) a copy of the information that the U.S. holder received from the Company establishing and substantiating the U.S. holder’s all earnings and profits amount with respect to the U.S. holder’s shares and (B) a representation that the U.S. holder has notified the Company that the U.S. holder is making the election; and

(vi)   certain other information required to be furnished with the U.S. holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. holder to such U.S. holder’s timely filed U.S. federal income tax return for the year of the Continuation, and the U.S. holder must send notice of making the election to the Company no later than the date such tax return is filed. In connection with this election, the Company intends to provide each U.S. holder eligible to make such an election with information regarding the Company’s earnings and profits upon request.

As noted above, the Company believes it does not have any earnings and profits through the date of the Continuation for purposes of these rules, and if that proves to be the case, U.S. holders who make this election are not expected to have an income inclusion under Section 367(b) of the Code, provided that the U.S. holder properly executes the election and complies with the applicable notice requirements. However, as noted above, if it were determined that the Company had positive earnings and profits through the date of the Continuation, a U.S. holder that makes the election described herein could have an all earnings and profits amount with respect to its shares, and thus could be required to include that amount in income as a deemed dividend under applicable Treasury Regulations as a result of the Continuation.

Furthermore, if we are a PFIC (as discussed below under the heading “— Dissenting U.S. Holders,”), any “all earnings and profits amount” included in income by a U.S. holder as a result of the Continuation would generally be treated as gain subject to adverse PFIC rules.

U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING WHEN AND WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION AND THE CONSEQUENCES TO THEM OF MAKING AN ELECTION.

Finally, certain U.S. holders that are not U.S. Shareholders under the rules described above and whose shares have a fair market value of less than Fifty Thousand Dollars ($50,000) on the date of the Continuation will generally not be required to recognize any gain or loss under Section 367 of the Code in connection with the Continuation, and will generally not be required to include any part of the all earnings and profits amount in income.

Dissenting U.S. Holders

Subject to the PFIC rules discussed below, a U.S. holder that exercises the right to dissent from the Continuation generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the U.S. dollar amount of cash received by such U.S. holder in exchange for the shares of the Company (determined by reference to the spot exchange rate in effect on the date of the exchange or, if the shares are traded on an established securities market and the U.S. holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and (ii) the tax basis of such U.S. holder in the shares of the Company determined in U.S. dollars.

Assuming we are not a PFIC and have not been treated as a PFIC during a U.S. holder’s holding period for its shares, such gain or loss will be capital gain or loss, which will be long-term capital gain or loss if the shares of the Company have been held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. holder that is a corporation. Deductions for capital losses and net capital losses are subject to complex limitations. Capital gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Consequently, a U.S. holder may not be able to use the foreign tax credit arising from any Canadian tax imposed on the exchange of shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. U.S. holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Any shares that are redeemed by the Company from dissenting Shareholders will be canceled prior to the Continuation, and, accordingly, an exercise of the right to dissent is expected to be treated as a redemption of Versus British Columbia shares that may be subject to the “passive foreign investment company” (“PFIC”) rules. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either: (1) 75% or more of our gross income consists of certain types of passive income, or (2) the average value (determined on a quarterly basis), of our assets that produce, or are held for the production of, passive income is 50% or more of the value of all of our assets.

For purposes of the PFIC provisions, “gross income” generally means sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. holder owned shares, we generally will be treated as a PFIC with respect to such U.S. holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. holder made a “deemed sale election.”

We do not believe that we have been or that we currently are a PFIC. Notwithstanding the foregoing, the determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our shares, which fluctuates, and (b) the composition of our income and assets. In light of the foregoing, no assurance can be provided that we have not been and are not currently a PFIC. U.S. holders should consult their own tax advisors regarding our potential PFIC status.

If we are or have been classified as a PFIC for any taxable year during which a U.S. holder has owned shares, the U.S. holder generally will be subject to special rules (the “Default PFIC Regime”) unless, with respect to its shares, the U.S. holder made (i) a timely and effective QEF election or (ii) a “mark-to-market” election. Under the Default PFIC Regime:

•        the U.S. holder’s gain will be allocated ratably over the U.S. holder’s holding period for such shares;

•        the amount of gain allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain, or to the period in the U.S. holder’s holding period before the first day of the first taxable year in which the Company was a PFIC, will be taxed as ordinary income;

•        the amount of gain allocated to other taxable years (or portions thereof) of the U.S. holder and included in such U.S. holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. holder in respect of the tax attributable to each such other taxable year of such U.S. holder.

If we are a PFIC, a U.S. holder will be required to file an information return on IRS Form 8621 regarding any gain realized on its exchange of shares.

NO ASSURANCE CAN BE GIVEN THAT WE HAVE NOT BEEN OR ARE NOT CURRENTLY A PFIC. THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE OR HAS BEEN MADE AND THE CONSEQUENCES OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

Effects of the Continuation to Non-U.S. Holders

Other than non-U.S. holders which are foreign corporations with a U.S. Shareholder owner (as defined above under the heading “— Application of Section 367(b) May Result in the Recognition of a Deemed Dividend or Gain,” we do not expect the Continuation to result in any U.S. federal income tax consequences to non-U.S. holders.

Ownership of Versus Delaware Shares

The following describes the U.S. federal income tax considerations relating to the ownership and disposition of Versus Delaware shares by a non-U.S. holder after the Continuation.

Distributions

In general, any distributions made to a non-U.S. holder with respect to Versus Delaware shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder), will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder’s adjusted tax basis in its Versus Delaware shares and then, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of such shares, which will be treated as described under “— Sale, Exchange or Other Disposition of Versus Delaware Shares” below.

Dividends paid by Versus Delaware to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale, Exchange or Other Disposition of Versus Delaware Shares

A non-U.S. holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Versus Delaware shares unless:

•        such non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

•        the gain is effectively connected with a trade or business of such non-U.S. holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders, and any such gain of a non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•        we are or have been a U.S. real property holding corporation at any time during the shorter of the five-year period preceding such disposition and such non-U.S. holder’s holding period and either (A) our stock has ceased to be regularly traded on an established securities market or (B) such non-U.S. holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such non-U.S. holder’s holding period, more than 5% of our shares.

If the third bullet point above applies to a non-U.S. holder, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of our shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such shares from a non-U.S. holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a U.S. real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be classified as a U.S. real property holding corporation immediately following the Continuation. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we will be a U.S. real property holding corporation with respect to a non-U.S. holder following the Continuation or at any future time.

Foreign Account Tax Compliance Act

Section 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including shares of Versus Delaware) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Versus Delaware shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in shares of Versus Delaware.

Information Reporting: Backup Withholding Tax

Taxable payments made pursuant to the Continuation generally will be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. holder (a) fails to furnish such U.S. holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. holder that it is subject to backup withholding tax. However, U.S. holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. holder timely furnishes required information to the IRS. Each U.S. holder should consult its own financial advisor, legal counsel, or accountant regarding the information reporting and backup withholding tax rules.

No IRS Ruling

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Continuation to U.S. holders. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary are based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

ACCOUNTING TREATMENT

For U.S. and Canadian accounting purposes, the Continuance of the Company from a British Columbia corporation to a Delaware corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control. All assets, liabilities, revenues and expenses will be reflected in the accounts of Versus Delaware based on existing carrying values at the date of the exchange. The historical comparative figures of the Company will be those of Versus British Columbia.

APPLICATION OF SECURITIES LAWS

In the Company’s annual assessment of its foreign private issuer status on June 30, 2023, it determined that it no longer meets the requirements of a foreign private issuer. As a result, as of January 1, 2024, the Company was no longer permitted to follow the corporate governance practices of its home country (Canada) and to avail itself of the reduced disclosure requirements and applicable exemptions from U.S. securities rules and regulations. Effective on January 1, 2024, the Company transitioned to U.S. domestic reporting status and became subject to the reporting requirements of domestic U.S. issuers. The Continuance, once completed, will not result in any change to our becoming subject to the reporting requirements of domestic U.S. issuers, or to our requirements to file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q. In addition, upon completion of the Continuance, we will continue to be required to prepare our consolidated financial statements in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) in the U.S.

Differences were noted related to the right-of-use (ROU) asset and impairment of intangible assets when converting the Company’s 2021 and 2022 financial statements to U.S. GAAP. The initial recognition of the ROU asset is the same under IFRS and U.S. GAAP, however, the subsequent measurement differs. This resulted in minor adjustments of the ROU asset as of December 31, 2021 and 2022. As of December 31, 2022, the Company conducted an impairment analysis of goodwill and intangible assets. In IFRS, the recoverable amount is the higher of fair value less costs of disposal and value in use. In U.S. GAAP, the recoverable amount is the carrying amount less fair value. This resulted in an additional $665,000 impairment charge as of December 31, 2022.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this proxy statement/prospectus, none of the following persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise in any matter to be acted upon:

•        any director or executive officer of the Company; and

•        any associate or affiliate of any of the foregoing persons.

The shareholdings of the Company’s directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters”. To the Company’s knowledge, no director has advised that he or she intends to oppose the Continuance, as more particularly described herein.

Voting Securities and Principal Holders of Voting Securities

The following discussion of the Company’s voting securities and the principal holders of voting securities speaks as of the date hereof, prior to the Continuance on which you are being asked to vote in this proxy statement/prospectus. For a description of the capital stock of the Company assuming the effectuation of the Continuance, see the section of this proxy statement/prospectus entitled “Description of Capital Stock.”

Voting Shares, Record Date and Principal Shareholders

As at the date of this proxy statement/prospectus, the authorized share capital of the Company consists of an unlimited number of common shares, without par value, and an unlimited number of Class A Shares, without par value, and as of such date there were 2,506,015 common shares issued and outstanding as fully paid and non-assessable, each carrying the right to one vote and no Class A Shares issued and outstanding.

The following table sets forth information relating to the beneficial ownership of our common shares as of April 2, 2024 by:

•        each person, or group of affiliated persons, known by us to beneficially own 5% or more of our outstanding common shares;

•        each of our named executive officers and members of our board of directors; and

•        all executive officers and members of our board of directors as a group.

The amounts and percentages of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 2, 2024. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them. None of our major shareholders have different voting rights than our common shareholders.

In the table below, the percentage of beneficial ownership of our common shares is based on 2,506,015 shares of our common shares outstanding as of April 2, 2024. Unless otherwise noted below, the address of the persons listed on the table is c/o Versus Systems Inc., 1558 West Hastings Street, Vancouver BC V6G 3J4 Canada.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned(1)
Named Executive Officers and Directors
Matthew Pierce(1)	3,481	*
Craig Finster(2)	1,671	*
John Alex Peachey(3)	1,631	*
Keyvan Peymani(4)	2,596	*
Michelle Gahagan(5)	778	*
Kelsey Chin(6)	1,199	*
Shannon Pruitt(7)	471	*
Executive Officers and Directors as a Group (7 persons)	11,827	*

5% of Great Beneficial Owners
Cronus Equity Capital Group, LLC(8)	989,903	39.5%

____________

*        Indicates beneficial ownership of less than 1% of the total outstanding common shares.

(1)      Director/Named Executive Officer; includes (i) 1,931 common shares, (ii) 1,524 common shares issuable upon the exercise of outstanding share purchase options, and (iii) 26 common shares issuable upon the exercise of outstanding warrants.

(2)      Named Executive Officer; includes (i) 44 common shares, (ii) 1,614 common shares issuable upon the exercise of outstanding share purchase options, and (iii) 13 common shares issuable upon the exercise of outstanding warrants.

(3)      Named Executive Officer; includes (i) 60 common shares and (ii) 1,571 common shares issuable upon the exercise of outstanding share purchase options.

(4)      Director; includes (i) 592 common shares, (ii) 1,744 common shares issuable upon the exercise of outstanding share purchase options, and (iii) 260 common shares issuable upon the exercise of outstanding warrants.

(5)      Director; includes (i) 52 common shares and (ii) 726 common shares issuable upon the exercise of outstanding share purchase options.

(6)      Named Executive Officer; includes (i) 521 common shares and (ii) 678 common shares issuable upon the exercise of outstanding share purchase options.

(7)      Director; includes 471 common shares issuable upon the exercise of outstanding share purchase options.

(8)      Does not include the 8,888,920 common shares that Cronus Equity Capital Group, LLC subscribed for, but has failed to fund. Paul Feller, the managing member of Cronus Equity Capital Group, LLC, has discretionary authority to vote and dispose of the common shares held by Cronus Equity Capital Group, LLC and may be deemed to be the beneficial owner of these common shares. The address of Cronus Equity Capital Group, LLC is 590 Madison Ave, 21st Floor, New York, NY 10022.

The percentage of our common shares held by Canadian residents, based on securityholder addresses of record, is 2% as of April 2, 2024.

Common Shares

The holders of common shares are entitled to notice of and to vote at all annual general meetings of shareholders (except meetings at which only holders of a specified class or series of shares are entitled to vote) and are entitled to one vote per common share. The holders of common shares are entitled to receive such dividends as the board of directors of the Company declare and, upon liquidation, to receive such assets of the Company as are distributable to holders of common shares.

Class A Shares

The holders of Class A Shares are entitled to notice of and to vote at all annual general meetings of shareholders (except meetings at which only holders of a specified class or series of shares are entitled to vote) and are entitled to one vote per Class A Share. The holders of Class A Shares are entitled to receive such dividends as the board of directors of the Company declare and, upon liquidation, to receive such assets of the Company as are distributable to holders of Class A Shares. As of the date hereof, there are no Class A Shares outstanding.

Voting of Shares — General

Only Shareholders whose names are entered in the Company’s register of shareholders at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting. Holders of the Company’s common shares who acquire common shares of the Company after the Record Date will not be entitled to vote at the Meeting in respect of such common shares acquired after the Record Date.

Voting of Shares — Advice to Non-Registered Holders

Only registered holders of common shares, or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, common shares beneficially owned by a holder (a “Non-Registered Holder”) are registered either:

a)      in the name of an intermediary (an “Intermediary’) that the Non-Registered Holder deals with in respect of the Shares. Intermediaries include banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

b)      in the name of a clearing agency (such as The Canadian Depository for Securities Limited or “CDS”).

In accordance with the requirements of National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, the Company has distributed copies of the Notice, this proxy statement/prospectus and the instrument of proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. The Company will not pay for the costs of delivery of proxy related materials to objecting Non-Registered Holders. The Company is using notice-and access procedures for distributing proxy related materials to Shareholders.

Often, the form of proxy supplied to a Non-Registered Holder by its broker is identical to the form of proxy provided to registered Shareholders; however, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Non-Registered Shareholder. Intermediaries are required to forward meeting materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Typically, Intermediaries will use a service corporation (such as Broadridge Financial Solutions, Inc. (“Broadridge”)) to forward meeting materials to Non-Registered Holders.

Generally, Non-Registered Holders who have not waived the right to receive meeting materials will:

a)      have received as part of the Meeting Materials a voting instruction form which must be completed, signed and delivered by the Non-Registered Holder in accordance with the directions on the voting instruction form; voting instruction forms sent by Broadridge permit the completion of the voting instruction form by telephone or through Internet based voting procedures; or

b)      less typically, be given a proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Shares beneficially owned by the Non-Registered Holder but which is otherwise uncompleted. This form of proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with Computershare Investor Services at the address referred to above.

A Non-Registered Holder receiving a voting instruction form cannot use that voting instruction form to vote common shares directly at the Meeting as the voting instruction form must be returned as directed by Broadridge well in advance of the Meeting in order to have the common shares voted.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the common shares they beneficially own. Should a Non-Registered Holder wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.

Only registered Shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must in sufficient time in advance of the Meeting, arrange for their respective Intermediaries to change their vote and if necessary revoke their proxy in accordance with the revocation procedures set above.

RECENT DEVELOPMENTS

Our Corporate Information

The Company was formed as a corporation under the laws of British Columbia by way of an amalgamation under the name McAdam Resources, Inc. in the Province of Ontario on December 1, 1988 and subsequently extra-provincially registered in British Columbia on February 2, 1989. The Company changed its name to Boulder Mining Corporation on May 9, 1995 in Ontario and on September 25, 1996 in British Columbia. The Company continued into British Columbia on January 2, 2007 and concurrently changed its name to Opal Energy Corp. The Company changed its name to Versus Systems Inc. on June 30, 2016, and concurrently ceased or divested its mining related business and began operating its current software platform business.

In June 2021, the Company completed an acquisition of multimedia, production, and interactive gaming company Xcite Interactive Inc., a provider of online audience engagement through its owned and operated XEO technology platform. We provide products and services to professional sports franchises in Major League Baseball (MLB), National Hockey League (NHL), National Basketball Association (NBA) and the National Football League (NFL) to drive audience engagement.

The Company operates through its majority-owned subsidiary, Versus, LLC, a Nevada limited liability company that was organized on August 21, 2013, and through its wholly owned subsidiary, Xcite Interactive Inc, a Delaware company that was reorganized as such on April 1, 2019.

The Company’s principal executive offices in Canada are located at 1558 Hastings Street, Vancouver, British Columbia V6G 3J4 Canada, and our telephone number is (604) 639-4457.

The Company’s principal executive offices in the U.S. are located at 1370 St Andrews Pl, Los Angeles, CA 90028, and our telephone number at that address is (424) 226-8588. We are a distributed organization and do not maintain offices in the United States, which is the country where all of our employees reside. Our website address is www.versussystems.com. The information on or accessed through our website is not incorporated in this proxy statement/prospectus. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issues that file electronically with the SEC.

Strategic Review.    The Company is in the process of considering a number of strategic alternatives for the Company focused on maximizing shareholder value. These strategic alternatives include, but are not limited to, an acquisition, merger, reverse merger, sale of assets, strategic partnership, capital raise or other transaction, any of which may involve a change in our business plan. The Company is hopeful that the its change in jurisdiction from British Columbia to Delaware will more appropriately reflect its shift in strategy and will (i) improve the Company’s access to capital markets, increase funding and strategic flexibility and reduce the cost of capital, (ii) improve the Company’s ability to execute an acquisitive growth strategy using its capital stock as consideration, and (iii) better focus management efforts on each U.S. and international operation and better attract and retain key employees.

Workforce Reduction.    On January 1, 2023, the Company had a total of 39 employees. Since January 1, 2023, the Company implemented several lay-offs or employee terminations and experienced employee attrition that have reduced the Company’s workforce at the beginning of this fiscal year by approximately 79%, to eight employees at April 1, 2024, including one in sales/marketing, two in engineering/product/design, one in accounts/operation and four in general/administrative. The objective of this workforce reduction was to realign the Company’s workforce to meet the Company’s needs and to improve operating efficiency and reduce cash burn.

Sales of Securities.    On October 17, 2023, the Company consummated a public offering (the “October 2023 Offering”) of 815,218 common shares (or pre-funded warrants to purchase one common share (“Pre-funded Warrants”) in lieu thereof) and accompanying warrants to purchase an aggregate of 815,218 common shares (“Common Warrants”) at a combined public offering price of $3.68 per share and accompanying Common Warrant or $3.678 per Pre-funded Warrant and accompanying Common Warrant resulting in gross proceeds of approximately $3.0 million, before deducting placement agent fees and other offering expenses payable by the Company. The Common Warrants have an exercise price of $3.68 per share, were immediately exercisable upon issuance and will expire five years following the date of issuance. The Pre-funded Warrants were exercisable by the holders immediately upon issuance at an exercise price of $0.0001 per share. None of the Pre-Funded Warrants remain outstanding. The exercise price and the number of shares issuable upon exercise of the Common Warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. The exercisability of the Common Warrants may be limited if, upon exercise, the holder and its affiliates would beneficially own more than 4.99% or 9.99% of our outstanding common shares, which percentage was elected by the holder prior to the issuance date.

On November 22, 2023, the Company entered into a securities purchase agreement (the “CECG Purchase Agreement”) with Cronus Equity Capital Group, LLC (“CECG”), pursuant to which the Company issued to CECG, in a private placement consisting of two tranches, 1,545,460 common shares of the Company, which represents approximately 51% of the Company’s issued and outstanding common shares. The Company issued 989,903 common shares in the first tranche, which closed on November 22, 2023 at a price of $2.59 per share, for a total of $2,562,659.76. The second tranche contemplates the issuance of 555,558 common shares at a price of $2.59 per share, for a total of $1,438,227.26; however, the second tranche has not yet closed, and there is no guarantee that it will close in the future. The common shares issued pursuant to the CECG Purchase Agreement were not registered under the Securities Act.

The Company’s common shares are presently quoted on the Nasdaq Capital Market under the symbol “VS”. In January 2023, the bid price of the Company’s common shares closed below the Nasdaq minimum $1.00 per share requirement and on January 23, 2023 and July 25, 2023 the Company received notifications of noncompliance from Nasdaq. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was afforded until January 22, 2024 to regain compliance with the bid price requirement, which required that our common shares close at a price of at least $1.00 per share for a minimum of 10 consecutive trading days. On December 28, 2023, the Company effected a 1-for-16 reverse stock split of the Company’s common shares, which increased the closing bid price of the Company’s common shares above $1.00 per share, and on January 16, 2024, Nasdaq notified the Company that it had regained compliance with the minimum bid price requirement.

LEGAL PROCEEDINGS

As of the date hereof, the Company is not a party to any material legal or administrative proceedings. There are no proceedings in which any of the Company’s directors, executive officers or affiliates, or any registered or beneficial Shareholder, is an adverse party or has a material interest adverse to our interest. The Company may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including the Company’s management’s time and attention.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information for Common Shares

Our common shares are presently quoted on The Nasdaq Capital Market (“Nasdaq”), under the symbols “VS” and VSSYW,” respectively. On April 3, 2024, the closing price of our common shares on the Nasdaq was $2.00.

Holders

As at December 31, 2023, the registrar and transfer agent for our common shares reported that there were 2,506,015 common shares issued and outstanding. Of these, 49,139 were registered to Canadian residents, including 44,713 common shares registered to CDS & Co., which is a nominee of the Canadian Depository for Securities Limited. The 49,139 common shares were registered to 27 shareholders in Canada, one of which is CDS & Co. 2,430,388 of our common shares were registered to residents of the U.S., including 1,432,648 common shares registered to CEDE & Co., which is a nominee of Depository Trust Company. The 2,430,388 common shares were registered to 89 shareholders in the U.S., one of which is CEDE & Co. 26,488 of our common shares, held by nine Shareholders, were registered to residents of other foreign countries.

Dividends

The Company has not declared any common share dividends to date and has no present intention of paying any cash dividends on its common shares in the foreseeable future, as it intends to use earnings, if any, to generate growth. The payment by the Company of dividends, if any, in the future, is within the discretion of the Company’s board of directors and will depend upon, among other things, the Company’s earnings, capital requirements and financial condition, as well as other relevant factors. There are no material restrictions in the Company’s articles that restrict it from declaring dividends

Dividend Policy

The Company has never paid any cash dividends on its capital stock and does not anticipate paying any cash dividends on its common stock in the foreseeable future. The Company intends to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon the Company’s financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

DESCRIPTION OF CAPITAL STOCK

Unless the context provides otherwise, the following description of the Company’s capital stock assumes the consummation of the Continuance has already occurred. For a discussion of the Company’s voting securities prior to the Continuance on which you are being asked to vote in the proxy statement/prospectus, see the section of this proxy statement/prospectus entitled “Voting Securities and Principal Holders of Voting Securities.” The following description of the Company’s capital stock is not complete and is subject to and qualified in its entirety by its proposed certificate of incorporation and bylaws, which are attached as Appendices C and D, respectively, to this proxy statement/prospectus, and by the provisions of Delaware law.

Upon consummation of the Continuance, the Company’s authorized share capital will consist of 80,000,000 shares of common stock, par value of $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. At April 2, 2024, the Company had 2,506,015 issued and outstanding common shares, which will convert into an identical number of shares of common stock in the Continuance, and no outstanding shares of preferred stock.

The following description of the Company’s share capital and provisions of the Company’s proposed Certificate of Incorporation and Bylaws are summaries of material terms and provisions and are qualified by reference to of the Company’s proposed Certificate of Incorporation and Bylaws, copies of which are attached hereto as Appendices C and D, respectively, and have been filed with the SEC as exhibits to this proxy statement/prospectus.

Common Stock

Upon consummation of the Continuance, the holders of the Company’s common stock will be entitled to one vote for each share held at any meeting of stockholders. Subject to the rights of the holders of preferred stock, if any are authorized and outstanding, the holders of common stock are entitled to receive dividends when declared by the directors out of funds or assets properly available for the payment of dividends, in such amount and in such form as the directors may from time to time determine, provided however that such dividends shall not be paid if doing so would reduce the value of the Company’s net assets to less than the total redemption amount of all issued preferred stock (if any) In the event of the Company’s dissolution, liquidation or winding-up and subject to the prior rights of the holders of the preferred stock, holders of common stock will be entitled to share equally in our remaining property and assets, if any, subject to the right of the holders of preferred stock, as a class, to receive, before any distribution of any part of the Company’s assets among the holders of common stock, the redemption amount in respect of such preferred stock, being that amount as determined by our directors at the time of the issuance of such preferred stock.

Preferred Stock

Upon consummation of the Continuance, the Company will be authorized to issue up to 20,000,000 shares of preferred stock. The Company’s board of directors will be authorized, subject to limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof. The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any other series at any time outstanding. Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the approval of our Board and by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our capital stock entitled to vote generally in an election of directors, without the separate vote of the holders of the preferred stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the common stock, restricting dividends on our capital stock, diluting the voting power of the common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company

Warrants

Unit A Warrants

As of December 31, 2023, 7,030 of the Company’s Unit A Warrants were outstanding, each of which are exercisable for one common share and have an exercise price of $1,800.00 per share. These Unit A Warrants expire on January 20, 2026, and may be exercised at any time prior to the applicable expiration date.

Options

As of December 31, 2023, the Company had outstanding options to purchase an aggregate of 28,990 common shares, with a weighted-average exercise price of $165.38 pursuant to the Company’s 2017 Plan, which was adopted in June 2017.

Anti-Takeover Effects of Provisions of Our Amended and Restated Charter and Our Amended and Restated Bylaws

The provisions of the Company’s proposed Certificate of Incorporation and Bylaws and the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of the Company’s common stock.

The Company’s proposed Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by the Company’s board of directors.

These provisions include:

•        Special Meetings of Stockholders.    The Company’s proposed Certificate of Incorporation and Bylaws provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by law, special meetings of the Company’s stockholders may be called only by or at the direction of the Chairman of the Company’s board of directors, or by the Chief Executive Officer or President, or by a resolution adopted by a majority of the whole board of directors, but such special meetings may not be called by any other person or persons.

•        Advance Notice Procedures.    The Company’s Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, and for stockholder nominations of persons for election to the Company’s board of directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Company’s board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Company’s proposed Bylaws do not give the Company’s board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Company’s proposed Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

•        Authorized but Unissued Shares.    The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

•        Business Combinations with Interested Stockholders.    The Company will be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Company’s board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by the Company’s stockholders.

•        No Cumulative Voting for Directors.    The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company’s proposed Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of shares of our common stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.

Dividends

Declaration and payment of any dividend is subject to the discretion of the Company’s board of directors. The Company’s board of directors is not currently contemplating and does not anticipate declaring any dividends on the Company’s capital stock for the foreseeable future. The ability of the Company’s board of directors to declare dividends may be limited by the terms of any other financing and other agreements entered into by the Company or its subsidiaries from time to time.

Limitations on Liability, Indemnification of Officers and Directors and Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of fiduciary duties, and the Company’s Certificate of Incorporation includes such an exculpation provision. The Company’s proposed Certificate of Incorporation and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of the Company, or for serving at the Company’s request as a director or officer or another position at another corporation or enterprise, as the case may be. The Company’s proposed Certificate of Incorporation and Bylaws also provide that it must indemnify and advance reasonable expenses to its directors and officers, subject to its receipt of an undertaking from the indemnified party as may be required under the DGCL. The Company’s proposed Certificate of Incorporation expressly authorize it to carry directors’ and officers’ insurance to protect the Company’s and its directors, officers and certain employees against some liabilities.

The limitation of liability and indemnification provisions in the Company’s proposed Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the Company’s directors, even though such an action, if successful, might otherwise benefit the Company’s and its stockholders. However, these provisions do not limit or eliminate the Company’s rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a duty of care. The provisions do not alter the liability of directors or officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is currently no pending material litigation or proceeding against any of the Company’s directors, officers or employees for which indemnification is sought.

Listing

After the Continuance, the Company’s common stock and Unit A Warrants will continue to be listed on the Nasdaq Capital Market under the trading symbols “VS” and “VSSYW”, respectively.

Transfer Agent and Registrar

The U.S. transfer agent and registrar for the Company’s common shares is Computershare, Inc., located at 8742 Lucent Boulevard, Suite 300, Highlands Ranch, Colorado 80129. The transfer agent’s telephone number is (303) 262-0705. Upon consummation of the Continuance, Computershare, Inc. will continue to be the U.S. transfer agent and registrar for the Company’s common stock.

EXPERTS

Our audited consolidated financial statements as of and for the years ended December 31, 2023 and 2022 are included herein into this prospectus have been so included in reliance upon the report of Ramirez Jimenez International CPAs, independent registered public accountants, upon the authority of the said firm as experts in accounting and auditing. RJI was appointed by the Company on December 16, 2021.

LEGAL MATTERS

Certain legal matters relating to our common shares and certain other matters of Canadian law will be passed upon for us by Fasken Martineau DuMoulin, LLP, Vancouver, British Columbia. Certain matters of U.S. federal law will be passed upon for us by Pryor Cashman LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You may obtain this proxy statement/prospectus and its exhibits and schedules, free of charge at the Internet website maintained by the SEC, which contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov.

The Company files periodic reports and other documents with the SEC and with Canadian securities regulatory authorities. The documents we file with the SEC are available on EDGAR at www.sec.gov. Additional information relating to the Company is available through the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR+) which can be accessed at www.sedarplus.ca. Financial information on the Company is provided in the comparative financial statements and management discussion and analysis of the Company which can also be accessed on EDGAR at www.sec.gov or at www.sedarplus.ca, or which may be obtained upon request from the Company at 1558 West Hastings Street, Vancouver, British Columbia, V6G 3J4, or via fax at (604) 639-4451.

INCORPORATION BY REFERENCE

The Company is “incorporating by reference” into this proxy statement/prospectus certain information we file with the SEC. This means the Company is disclosing important information to you by referring you to the documents containing the information. The information the Company incorporates by reference is considered to be part of this proxy statement/prospectus. Information that the Company files later with the SEC that is deemed incorporated by reference into this proxy statement/prospectus will automatically update and supersede information previously included.

The Company is incorporating by reference into this proxy statement/prospectus the documents listed below and any subsequent filings the Company makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the Continuance described in this proxy statement/prospectus is completed or otherwise terminated, including any such documents filed after the date of the initial registration statement and prior to the effectiveness of the registration statement:

•        the Company’s Annual Report on Form 10-K for the year ended December 31, 2023; and

•        the Company’s Current Report on Form 8-K dated January 12, 2024.

You may also obtain a copy of the Company’s filings with the SEC at no cost by writing to or telephoning the Company at the following address:

Versus Systems Inc.
558 West Hastings Street
Vancouver BC V6G 3J4 Canada
Attention: Corporate Secretary
Telephone: (604) 639-4457

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two prior fiscal years.

APPENDIX A

Form of Special Resolutions — Continuance

The following special resolutions, if approved by two-thirds or more of the holders of the issued shares present and entitled to vote on the issue at the meeting of the company, authorize Versus Systems Inc. to complete the Continuance out of British Columbia and the Domestication into Delaware (the “Continuance”).

CONTINUANCE RESOLUTION

“BE IT RESOLVED, AS A SPECIAL RESOLUTION:

THAT the Company files a written application to obtain an authorization letter from the Registrar of Companies for the Province of British Columbia (the “Registrar”) to proceed with the continuance (the “Continuance”) of the Company from the Business Corporations Act (British Columbia) to the Delaware General Corporation Law and proceed with the continuance of the Company under the laws of the state of Delaware;

THAT the shareholders authorize the continuance of the Company under the laws of the state of Delaware, namely under the Delaware General Corporation Law;

THAT the draft Certificate of Corporate Domestication and Certificate of Incorporation under the laws of the state of Delaware, namely under the Delaware General Corporation Law, that were submitted to the shareholders be and are hereby approved;

THAT, concurrently the occurrence of the continuance, the articles of the Company be and are hereby replaced with a new Certificate of Incorporation and new Bylaws that conform to and comply with the Delaware General Corporation Law, as provided for in the Certificate of Corporate Domestication;

THAT any director or officer of the Company be and is hereby authorized to sign any document, take any action and do anything necessary or merely useful, at his entire discretion, to give effect to this resolution, more specifically, to obtain from the Registrar an authorization letter respecting the continuance and, subsequently, a certificate of discontinuance;

THAT subject to, and conditional on, completion of the Continuance, the Bylaws relating generally to the conduct of the business and affairs of the Company, that was submitted to the shareholders be and is hereby ratified, confirmed and adopted, with such non-material amendments as the directors may approve;

THAT any director or officer of the Company be and is hereby authorized to sign any document, take any action and do anything necessary or merely useful, at his entire discretion, to give effect to these resolutions, more specifically, to obtain a certificate of continuance from the Secretary of State of the State of Delaware;

THAT the board of directors of the Company, in its sole discretion, is authorized to abandon the continuance without further approval of the shareholders of the Company any time prior to the endorsement by Secretary of State of the State of Delaware of a certificate of continuance.”

A-1

APPENDIX B

Form of Certificate of Corporate Domestication

CERTIFICATE OF CORPORATE DOMESTICATION
OF VERSUS SYSTEMS INC.

The undersigned, presently a corporation organized and existing under the laws of British Columbia, Canada, for the purposes of domesticating under the Delaware General Corporation Law (the “DGCL”), does certify that:

1. Versus Systems Inc. (the “Corporation”) was formed under the laws of British Columbia by way of an amalgamation under the name McAdam Resources, Inc. in the Province of Ontario on December 1, 1988, a subsequent extra-provincial registration in British Columbia on February 2, 1989, and a continuation into British Columbia on January 2, 2007.

2. The name of the corporation immediately prior to the filing of this certificate of corporate domestication was Versus Systems Inc.

3. The name of the corporation as set forth in its certificate of incorporation filed or to be filed in accordance with the DGCL is Versus Systems Inc.

4. The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of the DGCL is British Columbia, Canada.

5. The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

6. All provisions of the plan of domestication have been approved in accordance with all applicable non-United States law, including any approval required under non-United States law for the authorization of the type of corporate action specified in the plan of domestication.

7. The effective time of this certificate of corporate domestication shall be ___________ __, 2024.

B-1

IN WITNESS WHEREOF, the corporation has caused this Certificate to be executed by its duly authorized officer on this ____ day of ___________, 2024.

VERSUS SYSTEMS INC.,
a British Columbia corporation

By:
Matthew Pierce,
its Chief Executive Officer

B-2

APPENDIX C

Form of Certificate of Incorporation of Versus Systems Inc., a Delaware Corporation

CERTIFICATE OF INCORPORATION
OF
VERSUS SYSTEMS INC.

Versus Systems Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that:

Article I

The name of this corporation is Versus Systems Inc.

Article II

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

Article III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

Article IV

A.      Classes of Stock and Authorized Shares. The Corporation is authorized to issue Common Stock, par value $0.0001 per share (the “Common Stock”), and Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). The total number of shares which the Corporation is authorized to issue is one hundred million (100,000,000) shares, of which eighty million (80,000,000) shares shall be Common Stock, and twenty million (20,000,000) shares shall be Preferred Stock.

B.       Rights, Preferences and Restrictions of Preferred Stock. The Board of Directors of the corporation is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to Section A of this Article IV, the Board is also expressly authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. Unless otherwise expressly provided in the certificate of designations in respect of any series of Preferred Stock, in case the number of shares of such series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

C.       Rights of Common Stock. The relative powers, rights, qualifications, limitations and restrictions granted to or imposed on the shares of the Common Stock are as follows:

1.     General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.     Voting Rights. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certificate”) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate or the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.     Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock and to the requirements of applicable law.

4.     Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

Article V

In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law, and subject to the terms of any series of Preferred Stock, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate, by the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Certificate or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article V.

Article VI

A.      Authority of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred by statute or by this Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.       Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the total number of authorized directors constituting the Board of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.

B.       Election.  Subject to the terms of any one or more series or classes of Preferred Stock, at each annual meeting of stockholders, each director shall be elected for a one-year term and each shall hold office until his or her term expires at the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified.

C.       Removal; Vacancies. Any director may be removed from office by the stockholders of the Corporation only for cause by the affirmative vote of the holders of at least a majority of the outstanding voting power of the stockholders. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified.

Article VII

A.      Special Meetings. Special meetings of the stockholders may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors; (ii) the chairman of the Board of Directors; or (iii) the chief executive officer or president of the Corporation.

C.       Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” means claims, including claims in the right of the Corporation, (a) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (b) as to which Title 8 of the General Corporation Law confers jurisdiction upon the Court of Chancery, except for, as to each of (a) and (b) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VII (including each portion of any sentence of this Article VII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article VIII

A.      The Corporation shall indemnify (and advance expenses to) its directors, officers, employees and agents to the full extent permitted by the General Corporation Law, as amended from time to time.

B.       To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision, nor the adoption of any provision of this Certificate inconsistent with this Article VIII, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Article IX

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate or the Bylaws of the corporation and in addition to any affirmative vote of the holders of any particular class of stock of the corporation required by applicable law or by this Certificate, or the Bylaws of the corporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the then outstanding voting stock of the corporation, voting together as a single class, shall be required to amend, repeal, or adopt any provisions of this Certificate.

[No Further Text. Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Incorporation has been signed on behalf of the Corporation by its duly authorized officer effective this ___ day of ___________, 2024

VERSUS SYSTEMS INC.

Name:	Matthew Pierce
Title:	Chief Executive Officer

APPENDIX D

Form of Bylaws of Versus Systems Inc., a Delaware Corporation

BYLAWS
OF
VERSUS SYSTEMS INC.

ARTICLE I
Meeting of Stockholders

Section 1.1        Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2        Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, or by the Chief Executive Officer or President, or by a resolution adopted by a majority of the whole Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3        Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Section 1.4        Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.5        Quorum. Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6        Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by the Chief Executive Officer or, in his or her absence, by the President or, in his or her absence, by a Vice President or, in the absence of the foregoing persons, by a chairman designated by the Board of Directors or, in the absence of such designation, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7        Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.8        Fixing Date for Determination of Stockholders of Record.

(a)        In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)        In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9        List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10      Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.11      Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.12      Notice of Stockholder Business and Nominations.

(a)        Annual Meetings of Stockholders.

(1)       Nominations of persons for election to the Board of Directors of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12.

(2)       For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.12, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that no annual meeting was held in the previous year, the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 1.12 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3)       Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.12 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(b)        Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.12. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.12 shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)        General.

(1)       Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 1.12) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 1.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2)       For purposes of this Section 1.12, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)       Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.12; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.12 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 1.12 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.12 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE II
Board of Directors

Section 2.1        Number; Qualifications. Subject to the certificate of incorporation, the Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2        Election; Resignation; Vacancies. The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his or her successor is duly elected and qualified. The members of the Board of Directors shall be elected for staggered terms of three (3) years, with approximately one-third (1/3) of the Directors being elected annually. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled only by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

Section 2.3        Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4        Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, the President, the Secretary, or by a majority of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.5        Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6        Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7        Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors or, in his or her absence, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8        Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

ARTICLE III
Committees

Section 3.1        Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2        Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV
Officers

Section 4.1        Officers. The officers of the corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these bylaws or as determined by the Board of Directors. Each officer shall be chosen by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly chosen and qualified, or until such person’s earlier death, disqualification, resignation or removal. The Board of Directors may elect or appoint co-Chairmen of the Board, co-Presidents or co-Chief Executive Officers and, in such case, references in these bylaws to the Chairman of the Board, the President or the Chief Executive Officer shall refer to either such co-Chairman of the Board, co-President or co-Chief Executive Officer, as the case may be.

Section 4.2        Removal, Resignation and Vacancies. Any officer of the corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

Section 4.3        Chairman of the Board of Directors. The Chairman of the Board of Directors shall be subject to the control of the Board of Directors, and shall report directly to the Board of Directors.

Section 4.4        Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Chairman of the Board of Directors. Unless otherwise provided in these bylaws, all other officers of the corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief

Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders and of the Board of Directors.

Section 4.5        Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.6        President. The President shall be the chief operating officer of the corporation, with general responsibility for the management and control of the operations of the corporation. The President shall have the power to affix the signature of the corporation to all contracts that have been authorized by the Board of Directors or the Chief Executive Officer. The President shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.7        Vice Presidents. The Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Chief Executive Officer. A Vice President shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.8        Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the corporation, the deposit of all moneys and other valuables to the credit of the corporation in depositories of the corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the corporation is a party, the disbursement of funds of the corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.9        Controller. The Controller shall be the chief accounting officer of the corporation. The Controller shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board of Directors may from time to time determine.

Section 4.10      Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the corporation are duly given and served; (iii) to act as custodian of the seal of the corporation and affix the seal or cause it to be affixed to all certificates of stock of the corporation and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (iv) to have charge of the books, records and papers of the corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the corporation and shall perform such other duties as such officer may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 4.11      Additional Matters. The Chief Executive Officer and the Chief Financial Officer of the corporation shall have the authority to designate employees of the corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the corporation unless elected by the Board of Directors.

Article V
Stock

Section 5.1        Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares that may be evidenced by a book-entry system. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by such holder in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 5.2        Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Article VI
Indemnification and Advancement of Expenses

Section 6.1        Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

Section 6.2        Prepayment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3        Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4        Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5        Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6        Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 6.7        Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article VII
Miscellaneous

Section 7.1        Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 7.2        Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 7.3, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 7.3        Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.4        Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.5        Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors or by the affirmative vote of sixty-six and two-thirds percent of the outstanding voting power of the corporation.

APPENDIX E

Division 2 of Part 8 (ss. 237 to 247) of the BC Business Corporations Act SBC 2002, c.57

Definitions and application

237 (1) In this Division:

“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;

“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;

“payout value” means,

(a) in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b) in the case of a dissent in respect of an arrangement approved by a court order made under section 291 (2) (c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or

(c) in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.

(2) This Division applies to any right of dissent exercisable by a shareholder except to the extent that

(a) the court orders otherwise, or

(b) in the case of a right of dissent authorized by a resolution referred to in section 238 (1) (g), the court orders otherwise or the resolution provides otherwise.

Right to dissent

238 (1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:

(a) under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b) under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c) under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d) in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e) under section 301 (5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f) under section 309, in respect of a resolution to authorize the Continuance of the company into a jurisdiction other than British Columbia;

(g) in respect of any other resolution, if dissent is authorized by the resolution;

(h) in respect of any court order that permits dissent.

(2) A shareholder wishing to dissent must

(a) prepare a separate notice of dissent under section 242 for

(i) the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,

(b) identify in each notice of dissent, in accordance with section 242 (4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c) dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.

(3) Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must

(a) dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b) cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.

Waiver of right to dissent

239 (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.

(2) A shareholder wishing to waive a right of dissent with respect to a particular corporate action must

(a) provide to the company a separate waiver for

(i) the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii) each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and

(b) identify in each waiver the person on whose behalf the waiver is made.

(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to

(a) the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

(b) any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.

(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.

Notice of resolution

240 (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.

(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,

(a) a copy of the proposed resolution, and

(b) a statement advising of the right to send a notice of dissent.

(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,

(a) a copy of the resolution,

(b) a statement advising of the right to send a notice of dissent, and

(c) if the resolution has passed, notification of that fact and the date on which it was passed.

(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.

Notice of court orders

241 If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent

(a) a copy of the entered order, and

(b) a statement advising of the right to send a notice of dissent.

Notice of dissent

242 (1) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (a), (b), (c), (d), (e) or (f) must,

(a) if the company has complied with section 240 (1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b) if the company has complied with section 240 (3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c) if the company has not complied with section 240 (1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of

(i) the date on which the shareholder learns that the resolution was passed, and

(ii) the date on which the shareholder learns that the shareholder is entitled to dissent.

(2) A shareholder intending to dissent in respect of a resolution referred to in section 238 (1) (g) must send written notice of dissent to the company

(a) on or before the date specified by the resolution or in the statement referred to in section 240 (2) (b) or (3) (b) as the last date by which notice of dissent must be sent, or

(b) if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.

(3) A shareholder intending to dissent under section 238 (1) (h) in respect of a court order that permits dissent must send written notice of dissent to the company

(a) within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b) if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.

(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:

(a) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b) if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;

(c) if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and

(i) the name and address of the beneficial owner, and

(ii) a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.

(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.

Notice of intention to proceed

243 (1) A company that receives a notice of dissent under section 242 from a dissenter must,

(a) if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of

(i) the date on which the company forms the intention to proceed, and

(ii) the date on which the notice of dissent was received, or

(b) if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.

(2) A notice sent under subsection (1) (a) or (b) of this section must

(a) be dated not earlier than the date on which the notice is sent,

(b) state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c) advise the dissenter of the manner in which dissent is to be completed under section 244.

Completion of dissent

244 (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,

(a) a written statement that the dissenter requires the company to purchase all of the notice shares,

(b) the certificates, if any, representing the notice shares, and

(c) if section 242 (4) (c) applies, a written statement that complies with subsection (2) of this section.

(2) The written statement referred to in subsection (1) (c) must

(a) be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b) set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out

(i) the names of the registered owners of those other shares,

(ii) the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii) that dissent is being exercised in respect of all of those other shares.

(3) After the dissenter has complied with subsection (1),

(a) the dissenter is deemed to have sold to the company the notice shares, and

(b) the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.

(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.

(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.

(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.

Payment for notice shares

245 (1) A company and a dissenter who has complied with section 244 (1) may agree on the amount of the payout value of the notice shares and, in that event, the company must

(a) promptly pay that amount to the dissenter, or

(b) if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may

(a) determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b) join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244 (1), and

(c) make consequential orders and give directions it considers appropriate.

(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2) (a) of this section, the company must

(a) pay to each dissenter who has complied with section 244 (1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b) if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

(4) If a dissenter receives a notice under subsection (1) (b) or (3) (b),

(a) the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b) if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.

(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that

(a) the company is insolvent, or

(b) the payment would render the company insolvent.

Loss of right to dissent

246 The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:

(a) the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b) the resolution in respect of which the notice of dissent was sent does not pass;

(c) the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d) the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e) the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f) a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g) with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h) the notice of dissent is withdrawn with the written consent of the company;

(i) the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.

Shareholders entitled to return of shares and rights

247 If, under section 244 (4) or (5), 245 (4) (a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,

(a) the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244 (1) (b) or, if those share certificates are unavailable, replacements for those share certificates,

(b) the dissenter regains any ability lost under section 244 (6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c) the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.     Indemnification of Directors and Officers

The only statutes, charter provisions, bylaws, contracts or other arrangements under which any director, officer or control person is insured or indemnified in any manner against any liability which they may incur in their capacity as such are as follows:

•        Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “BCBCA”); and

•        Part 15 of our Articles, filed as Exhibit 3.1 of a Current Report on Form 8-K filed with the SEC on December 12, 2008 which states that we may indemnify our directors and officers to the greatest extent permitted by the BCBCA.

Part 5, Division 5 of the BCBCA allows us to indemnify our directors and officers against losses incurred as a result of an action brought against them due to their position with us whether they are successful in defending the action or not. If an action is brought against one of our directors or officers and that director or officer is successful in the outcome of the proceeding, the BCBCA requires that we reimburse all costs associated with defending such action.

The BCBCA also provides that we must not indemnify or pay the expenses of one of our directors or officers if any of the following circumstances apply:

•        if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our articles;

•        if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our articles;

•        if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to our best interests or the associated corporation, as the case may be; or

•        in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if a proceeding is brought against one of our directors or officers by or on our behalf, we must not:

•        indemnify the director or officer in respect of the proceeding; or

•        pay the expenses of the director or officer in respect of the proceeding.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification would be required or permitted.

Item 21.     Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporation by Reference
		Form	Filing Date	Exhibit Number
2.1	Plan of Domestication		+
3.1	Form of Versus Systems Inc. Certificate of Incorporation		*
3.2	Form of Versus Systems Inc. Bylaws		*
3.3	Notice of Articles of Versus Systems Inc.	F-1	11/20/2020	3.1
3.4	Articles of Versus Systems Inc.	F-1	11/20/2020	3.1
3.5	Form of Certificate of Corporate Domestication to be filed under the DGCL.		+
4.1	Specimen Stock Certificate evidencing common shares.	F-1/A	1/11/2021	4.1
4.2	Warrant Agent Agreement dated January 20, 2021 between Versus System Inc. and Computershare, including forms of Unit A Warrants and Unit B Warrants.	6-K	1/21/2021	99.2
4.3	Representative Warrant Agreement dated January 20, 2021.	F-1/A	12/14/2020	4.3
5.1	Legal Opinion of Pryor Cashman LLP		+
10.1	Form of Loan Agreement, including form of promissory note, between Versus Systems Inc. and Brian Tingle.	F-1	11/20/2020	10.1
10.2	Form of Loan Agreement, including form of promissory note, between Versus Systems Inc. and The Sandoval Pierce Family Trust Established May 20, 2015.	F-1	11/20/2020	10.2
10.3	Employment Agreement dated as of June 30, 2016 among Versus Systems Inc. (formerly Opal Energy Corp.), Matthew D. Pierce and Versus LLC.	F-1	11/20/2020	10.3
10.4	Employment Agreement dated as of May 1, 2019 among Versus Systems Inc., Craig C. Finster and Versus LLC.	F-1	11/20/2020	10.4
10.5	Employment Agreement dated as of May 1, 2020 among Versus Systems Inc., Keyvan Peymani and Versus LLC.	F-1	11/20/2020	10.5
10.6	Form of Warrant of Versus Systems Inc.	F-1	11/20/2020	10.6
10.7	Versus Systems Inc. 2017 Stock Option Plan.	F-1	11/20/2020	10.7
10.8	Acquisition Agreement dated as of March 16, 2016 among Versus Systems Inc. (formerly Opal Energy Corp.), Versus Systems (Holdco) Corp. (formerly Opal Energy (Holdco) Corp.), Versus LLC and the selling members of Versus LLC	F-1	11/20/2020	10.8
10.9#	Software License, Marketing and Linking Agreement dated as of March 6, 2019 between HP Inc. and Versus LLC.	F-1	11/20/2020	10.9
14.1	Code of Conduct and Ethics.	F-1/A	1/11/2021	14.1
21.1	List of Subsidiaries of Versus Systems Inc.		*
23.1	Consent of Pryor Cashman LLP (included in Exhibit 5.1)		+
23.2	Consent of Ramirez Jimenez International CPAs.		+
24.1	Power of Attorney (included on signature page).		*
101 SCH	XBRL Taxonomy Extension Schema Document
101 CAL	XBRL Taxonomy Calculation Linkbase Document
101 LAB	XBRL Taxonomy Labels Linkbase Document
101 PRE	XBRL Taxonomy Presentation Linkbase Document
101 DEF	XBRL Taxonomy Extension Definition Linkbase Document
107	Filing Fee Table		+

____________

*        Previously filed.

+        Filed herewith.

#        Portions of this exhibit have been redacted in compliance with Item 601(b)(10) of Regulation S-K. Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Item 22.     Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes:

(1)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)    That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on April 12, 2024.

VERSUS SYSTEMS INC.
By:	/s/ Matthew Pierce
Matthew Pierce
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Matthew Pierce	Director and Chief Executive Officer	April 12, 2024
Matthew Pierce	(Principal Executive Officer)
/s/ Craig Finster	Chief Financial Officer	April 12, 2024
Craig Finster	(Principal Financial and Accounting Officer)
*	Executive Chairman	April 12, 2024
Keyvan Peymani
*	Director	April 12, 2024
David Catzel
*	Director	April 12, 2024
Michelle Gahagan
*	Director	April 12, 2024
Juan Carlos Barrera
*	Director	April 12, 2024
Luis Goldner
*	Director	April 12, 2024
Shannon Pruitt
*By:	/s/ Matthew Pierce
Matthew Pierce
Attorney-in-Fact

Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Versus Systems Inc. has signed this registration statement on April 12, 2024.

By:	/s/ Matthew Pierce
Name:	Matthew Pierce